EXHIBIT (a)(1)(A)

                              HELIX BIOMEDIX, INC.

                                OFFER TO EXCHANGE
                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                       ISSUED IN 2001, 2002, 2003 AND 2004

THE EXPIRATION TIME OF THIS EXCHANGE OFFER IS 9:00 A.M., NEW YORK TIME, ON MAY 31, 2005, UNLESS EXTENDED

WE ARE OFFERING TO REDEEM AND CANCEL EXISTING WARRANT SHARES HELD BY WARRANT HOLDERS AND, IN EXCHANGE, TO ISSUE SHARES OF OUR $0.001 PAR VALUE COMMON STOCK ("SHARES") IN EITHER (i) A NON-CASH TRANSACTION OR (II) A CASH TRANSACTION, SUMMARIZED AS FOLLOWS:

NON-CASH TRANSACTION:

Existing Warrants    To be provided by you   To be issued by us
------------------   ---------------------   ------------------
2001/2002 Warrants      1 Warrant Share          0.82 Share

2002/2003 Warrants      1 Warrant Share          0.84 Share

2003 Warrants           1 Warrant Share          0.37 Share

2004 Warrants           1 Warrant Share          0.60 Share

CASH TRANSACTION:

Existing Warrants     To be provided by you    To be issued by us
------------------   -----------------------   ------------------
2001/2002 Warrants   1 Warrant Share & $0.25       1.0 Share

2002/2003 Warrants   1 Warrant Share & $0.25       1.0 Share

2003 Warrants        1 Warrant Share & $0.56       1.0 Share

2004 Warrants        1 Warrant Share & $0.50       1.0 Share

YOU MAY TENDER ALL, SOME OR NONE OF YOUR EXISTING WARRANT SHARES.

SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE TENDERING YOUR EXISTING WARRANT SHARES FOR EXCHANGE. NONE OF THE MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, OUR FINANCIAL ADVISOR, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON IS MAKING ANY RECOMMENDATION AS TO WHETHER YOU SHOULD CHOOSE TO EXCHANGE YOUR EXISTING WARRANT SHARES FOR SHARES. THIS OFFERING CIRCULAR IS BEING USED IN CONNECTION WITH THE PRIVATE PLACEMENT OF SECURITIES OF HELIX BIOMEDIX, INC. PURSUANT TO AN EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

THIS OFFERING IS SUBJECT TO THE ISSUER TENDER OFFER REQUIREMENTS OF RULE 13E-4 OF THE SECURITIES EXCHANGE ACT, AS AMENDED (THE "EXCHANGE ACT"), AND WE HAVE FILED A SCHEDULE TO WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). YOU MAY OBTAIN A COPY OF SCHEDULE TO AND OTHER DOCUMENTS FILED BY US AT NO CHARGE AT THE SEC WEBSITE, HTTP://WWW.SEC.GOV.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this offering circular is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this offering circular is May 3, 2005.

                          ABOUT THIS OFFERING CIRCULAR

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION IN THIS OFFERING CIRCULAR MAY ONLY BE ACCURATE ON THE DATE OF THIS OFFERING CIRCULAR EXCEPT THAT WE SHALL UNDERTAKE TO NOTIFY HOLDERS OF EXISTING WARRANTS OF ANY MATERIAL CHANGES TO THE COMPANY OR TO THE OFFER SUBSEQUENT TO THE DATE HEREOF. THE CONTENTS OF ANY WEBSITES REFERRED TO IN THIS OFFERING CIRCULAR ARE NOT PART OF THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR IS BEING USED IN CONNECTION WITH THE PRIVATE PLACEMENT OF OUR SECURITIES PURSUANT TO AN EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF THE SECURITIES, EXCEPT FOR THIS OFFERING CIRCULAR. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE SECURITIES ENTAIL A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

AN INVESTMENT IN THE SECURITIES PURSUANT TO THIS OFFERING WILL BE SUBJECT TO CERTAIN RESTRICTIONS AS DESCRIBED MORE FULLY HEREIN. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT UNLESS, IN THE WRITTEN OPINION OF COUNSEL ACCEPTABLE TO US, SUCH REGISTRATION IS NOT REQUIRED. ANY SUCH RESALES MUST ALSO COMPLY WITH ANY APPLICABLE STATE SECURITIES REQUIREMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO A PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO EXCHANGE IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER UNDER APPLICABLE FEDERAL SECURITIES OR STATE SECURITIES LAWS. THE DELIVERY OF THIS OFFERING CIRCULAR SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO NOR IN OUR AFFAIRS SINCE THE DATE HEREOF, EXCEPT THAT WE SHALL NOTIFY HOLDERS OF EXISTING WARRANTS OF ANY MATERIAL CHANGES TO THE COMPANY OR TO THE OFFER SUBSEQUENT TO THE DATE HEREOF.

IN MAKING A DECISION IN CONNECTION WITH THE EXCHANGE OFFER, HOLDERS OF EXISTING WARRANTS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. WE ENCOURAGE EACH HOLDER OF AN EXISTING WARRANT TO CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS OFFERING CIRCULAR AND THE EXCHANGE OFFER CONTEMPLATED HEREBY.

WE WILL NOT PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESPERSON, OR OTHER PERSON FOR SOLICITING TENDERS OF THE EXISTING WARRANT SHARES. HOWEVER, OUR EMPLOYEES MAY SOLICIT TENDERS AND WILL ANSWER INQUIRIES CONCERNING THE EXCHANGE OFFER. THESE EMPLOYEES WILL NOT RECEIVE ADDITIONAL COMPENSATION FOR THESE SERVICES. NO FILING WITH THE SEC IS BEING MADE UNDER THE SECURITIES ACT WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE FILING OF SCHEDULE TO AND THE FILING OF A FORM D.

THIS OFFERING CIRCULAR HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF EXISTING WARRANTS INTERESTED IN THE TENDER OFFER. DISTRIBUTION OF THIS OFFERING CIRCULAR TO ANY PERSON OTHER THAN SUCH HOLDERS OF EXISTING WARRANTS AND THOSE PERSONS RETAINED TO

ADVISE SUCH PARTY WITH RESPECT THERETO OF UNAUTHORIZED, AND ANY REPRODUCTION OF THIS OFFERING CIRCULAR OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED. EACH HOLDER OF EXISTING WARRANTS, BY ACCEPTING DELIVERY OF THIS OFFERING CIRCULAR, AGREES TO RETURN IT AND ALL OTHER DOCUMENTS RECEIVED IN CONNECTION WITH THIS OFFERING TO US IF SUCH HOLDERS OF EXISTING WARRANTS DOES NOT PURCHASE ANY OF THE SECURITIES OR IF THE TENDER OFFER IS TERMINATED.

THIS OFFERING CIRCULAR REFERENCES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT HELIX BIOMEDIX, INC. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF EXISTING WARRANTS UPON WRITTEN OR ORAL REQUEST TO, CAMERON ASSOCIATES, 1370 AVENUE OF THE AMERICAS, SUITE 902, NEW YORK, NY, 10019, (212)245-8800. IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, HOLDER OF EXISTING WARRANTS MUST REQUEST THE INFORMATION NO LATER THAN May 18, 2005.

                              [INTENTIONALLY BLANK]

                                TABLE OF CONTENTS

                                                                                 Page
SUMMARY.......................................................................    1

RISK FACTORS..................................................................    9

PRICE RANGE OF COMMON STOCK AND DIVIDENDS.....................................    15

CAPITALIZATION................................................................    16

THE EXCHANGE OFFER............................................................    17

DESCRIPTION OF OUR CAPITAL STOCK..............................................    22

NOTICE TO INVESTORS...........................................................    26

INFORMATION RELATING TO OUR EXECUTIVE OFFICERS AND DIRECTORS .................    28

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS...............................    30

WHERE YOU CAN FIND MORE INFORMATION...........................................    32

                              [INTENTIONALLY BLANK]

                                     SUMMARY

The following information should be read together with the information contained or incorporated in this offering circular. When used in this document, the terms "Helix", "Company", "we", "our", and "us" refer to Helix BioMedix, Inc. This summary may not contain all of the information that may be important to you. You should read this entire offering circular, including the financial data and related notes and the documents to which we have referred you, before making an investment decision. You should pay special attention to the "Risk Factors" beginning on page 9 of this offering circular to determine whether participation in the exchange offer and an investment in our Shares is appropriate for you.

                               THE EXCHANGE OFFER

We have summarized the terms of the exchange offer in this section. Before you decide to tender your Existing Warrant Shares in this exchange offer, you should read the detailed description of the offer under "The Exchange Offer" included in this offering circular for further information.

TERMS OF THE           We are offering to redeem and cancel Existing Warrant
EXCHANGE OFFER         Shares and, in exchange to issue shares of our $0.001 par
                       value common stock ("Shares") in either (i) a non-cash transaction, or (ii) a cash transaction, both of which are described as follows:

                       NON-CASH TRANSACTION:

Existing Warrants    To be provided by you   To be issued by us
------------------   ---------------------   ------------------
2001/2002 Warrants      1 Warrant Share          0.82 Share

2002/2003 Warrants      1 Warrant Share          0.84 Share

2003 Warrants           1 Warrant Share          0.37 Share

2004 Warrants           1 Warrant Share          0.60 Share

                       CASH TRANSACTION:

Existing Warrants    To be provided by you     To be issued by us
------------------   ---------------------     ------------------
2001/2002 Warrants   1 Warrant Share & $0.25      1.0 Share

2002/2003 Warrants   1 Warrant Share & $0.25      1.0 Share

2003 Warrants        1 Warrant Share & $0.56      1.0 Share

2004 Warrants        1 Warrant Share & $0.50      1.0 Share

                       You may tender all, some or none of you Existing Warrant Shares. No fractional Shares will be issued as we will round all fractions up to the next whole share.

PURPOSE OF THE         We have been advised by several investment bankers that
EXCHANGE OFFER         our current capital structure may hinder our ability to
                       effectively complete an institutional financing transaction. We believe that a significant reduction in our outstanding Existing Warrant Shares will broaden our appeal to institutional investors by allowing us to (i) simplify our capital structure, (ii) reduce the potential future dilutive impact on our earnings per share that could be impacted by the Existing Warrant Shares; and
                       (iii) diminish any overhang on our shares of common stock that the Existing Warrant Shares would cause.

DECIDING WHETHER TO    Neither we nor our officers or directors, our financial
PARTICIPATE IN THE     advisor, the exchange agent, the information agent or any
EXCHANGE OFFER         other person makes any recommendations as to whether you
                       should tender or refrain from tendering all or any of your Existing Warrant Shares in the exchange offer.
                       Further, we have not authorized anyone to make any such recommendation. You must make your own decision whether to tender your Existing Warrant Shares in the exchange offer and, if so, the aggregate number of Existing
                       Warrant Shares to tender. You should read this entire offering circular, and we encourage you to consult with your advisors, if any, to make that decision based on your own financial position and requirements.

EXPIRATION DATE;       The exchange offer and withdrawal rights will expire at
EXTENSION;             9:00 a.m., New York time, on May 31, 2005, or any
TERMINATION            subsequent time or date to which the exchange offer is
                       extended. We may extend the expiration date or amend any of the terms or conditions of the exchange offer for any reason. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date. If we extend the expiration date, you must tender your Existing
                       Warrant Shares prior to the date identified in the press release or public announcement if you wish to participate in the exchange offer.

                       In the case of amendment, we will issue a press release or other public announcement. We have the right to:

                           - extend the expiration date of the exchange offer and retain all tendered Existing Warrant Shares, subject to your right to withdraw your tendered Existing Warrant Shares; and

                           - waive any condition or otherwise amend any of the terms or conditions of the exchange offer in any respect.

                       Any Existing Warrants that cover Existing Warrant Shares not accepted for exchange for any reason will be promptly returned, without expense, to the tendering holder after the expiration or termination of the exchange offer.

WITHDRAWAL RIGHTS      You may withdraw a tender of your Existing Warrant Shares
                       at any time before the exchange offer expires by delivering a written notice of withdrawal in the form attached to this offering circular as Appendix A to U.S.
                       Stock Transfer Corporation, the exchange agent, before the expiration date. If you change your mind, you may re-tender your Existing Warrant Shares by again following the exchange offer procedures before the exchange offer expires. See "The Exchange Offer-Withdrawal Rights".

TRANSFER OF SHARES     The Shares have not been registered under the Securities
                       Act and are subject to certain restrictions on transfer.

USE OF PROCEEDS        We intend to use any net proceeds to us from this
                       exchange offer to continue efforts to out-license our proprietary peptides in non-pharmaceutical fields of use, continue research and development efforts, protect our intellectual property and for general corporate purposes.
                       Pending such use, the estimated net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities.

PROCEDURES FOR         Existing Warrant Shares may be tendered by providing the
TENDERING              exchange agent with (i) your original Existing Warrant
OUTSTANDING EXISTING   instrument(s) that cover the tendered Existing Warrant
WARRANT SHARES         Shares; (ii) a completed letter of transmittal package in
                       the form set forth at Appendix B to this offering circular and, (iii) if applicable, a check payable to Helix BioMedix, Inc. in the amount due for the ex as determined on the Warrant Exchange Schedule which is includes as part of the Letter of Transmittal package
                       (collectively the "Tender Documents").

                       If you hold Existing Warrant Shares through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your Existing Warrant Shares, as well as submit the Tender Documents to the exchange agent. We will determine in our sole discretion whether and if Existing Warrant Shares have been validly tendered.

                       Please do not send any of the Tender Documents to us. You should send the Tender Documents to U.S. Stock Transfer Corporation, the exchange agent, at its offices as indicated under "The Exchange Offer-Exchange Agent". The exchange agent can answer your questions regarding how to tender your Existing Warrant Shares.

ACCEPTANCE OF          If all conditions to the exchange offer are satisfied or
EXISTING WARRANT       waived prior to the expiration date, we will accept all
SHARES                 Existing Warrant Shares properly tendered and not
                       withdrawn prior to the expiration of the exchange offer and will issue the Shares promptly after the expiration date. We will issue Shares in exchange for Existing
                       Warrant Shares that are accepted for exchange only after receipt by the exchange agent of the Tender Documents.

TRADING Our common stock is traded over-the-counter under the symbol "HXBM.OB".

INFORMATION AGENT      Cameron Associates is the information agent for this
                       exchange offer. Its address and telephone numbers are located in the section entitled "The Exchange
                       Offer-Information Agent" and on the back cover of this offering circular.

EXCHANGE AGENT         U.S. Stock Transfer Corporation is the exchange agent for
                       the exchange offer. Its address and telephone numbers are located in the section entitled "The Exchange
                       Offer-Exchange Agent" and on the back cover of this offering circular.

FINANCIAL ADVISOR      G.C. Andersen Partners, LLC is acting as our financial
                       advisor for this exchange offer.

RISK FACTORS           You should carefully consider the matters described under
                       "Risk Factors", as well as all other information set forth in this offering circular.

CONSEQUENCES OF NOT    Existing Warrant Shares not exchanged in the exchange
EXCHANGING EXISTING    offer shall continue in effect in accordance with the
WARRANT SHARES         terms and conditions set forth in the respective Existing
                       Warrant instrument(s).

TAX CONSEQUENCES       See "Material U.S. Federal Income Tax Considerations" for
                       a summary of certain U.S. Federal income tax consequences or potential consequences from the exchange of Existing
                       Warrant Shares for Shares.

                              [INTENTIONALLY BLANK]

                        DESCRIPTION OF EXISTING WARRANTS

The exchange offer is being made to the holders of:

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated May 2001 ("2001/2002 Warrants");

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated September 2002, and amended December 2002 ("2002/2003 Warrants");

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated November 2003 ("2003 Warrants"); and

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated March 2004 ("2004 Warrants").

The issued and outstanding 2001/2002 Warrants, 2002/2003 Warrants, 2003 Warrants and 2004 Warrants are collectively referred to in this offering circular as the "Existing Warrants" and the shares of our $0.001 par value common stock issuable upon exercise of the Existing Warrants are referred to herein as "Existing Warrant Shares".

As of the date of this offering circular the Existing Warrants consisted of the following:

                     # OF OUTSTANDING
                         EXISTING         PER SHARE
      GROUP           WARRANT SHARES    EXERCISE PRICE          EXPIRATION DATE
------------------   ----------------   --------------   ------------------------------
2001/2002 Warrants       1,153,000           $1.00       10 years from date of issuance

2002/2003 Warrants       2,236,200           $1.00       10 years from date of issuance

2003 Warrants            2,413,100           $2.25        3 years from date of issuance

2004 Warrants              414,400           $2.00        5 years from date of issuance

The unique warrant numbers representing the 2001/2002 Warrants are set forth on Appendix C-1 to this offering circular and the form of warrant instrument for the 2001/2002 Warrants is set forth on Appendix C. The unique warrant numbers representing the 2002/2003 Warrants are set forth on Appendix D-1 to this offering circular and the form of warrant instrument for the 2002/2003 Warrants is set forth on Appendix D. The unique warrant numbers representing the 2003 Warrants are set forth on Appendix E-1 to this offering circular and the form of warrant instrument for the 2003 Warrants is set forth on Appendix E. The unique warrant number representing the 2004 Warrants are set forth on Appendix F-1 to this offering circular and the form of warrant instrument for the 2004 Warrants is set forth on Appendix F.

                              [INTENTIONALLY BLANK]

                              DESCRIPTION OF SHARES

If we accept your properly tendered Existing Warrant Shares, they will be canceled and, in exchange, you will be issued shares of our $0.001 par value common stock ("Shares"). We are authorized to issue 100 million shares of common stock, par value $0.001 per share ("Common Share"). As of the date of this offering circular 15,211,880 Common Shares were issued and outstanding; 2,402,000 Common Shares were reserved for issuance upon the exercise of outstanding options issued pursuant to our 2000 Stock Option Plan; 1,153,000 Common Shares were reserved for issuance upon the exercise of 2001/2002 Warrants; 2,236,200 Common Shares were reserved for issuance upon exercise of the 2002/2003 Warrants; 2,413,100 Common Shares were reserved for issuance upon exercise of the 2003 Warrants; 414,400 Common Shares were reserved for issuance upon exercise of the 2004 Warrants; 125,000 Common Shares were reserved for issuance upon exercise of the warrants as part of the Company's January 2005 private placement of shares of common stock and warrants (the "2005 Warrants") and 1,723,669 Common Shares were reserved for issuance upon exercise of warrants issued to employees, directors and certain other service providers.

Voting rights. The holders of our Common Shares are entitled to one vote for each Common Share held of record.

Dividends. Holders of record of Common Shares are entitled to receive dividends when, if and as may be declared by our board of directors out of funds legally available for such purposes, subject to the rights of preferred stockholders. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Liquidation rights. Upon our liquidation, dissolution or winding-up, the holders of our Common Shares are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of preferred stock.

Other Provisions. The holders of our Common Shares are not entitled to cumulative voting, preemptive rights, subscription rights or the right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to shares of our common stock. All outstanding Common Shares are, and the Common Shares issued pursuant to the exchange offer will be validly issued, fully paid and non-assessable.

Restrictions on Transferability. Shares issued pursuant to the exchange offer will be "restricted securities" within the meaning of Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, including an affiliate, who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

Rule 144 also provides that if, the holding period for restricted securities acquired from the issuer for consideration consists solely of other securities of the same issuer surrendered for conversion, then the securities so acquired are deemed to have been acquired at the same time as the securities surrendered for conversion.

ACCORDINGLY IF YOU TENDER EXISTING WARRANT SHARES FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER THE BEGINNING DATE OF THE RULE 144 HOLDING PERIOD COULD BE MATERIALLY IMPACTED BY WHETHER YOU CHOOSE TO EXCHANGE (I) EXISTING WARRANT SHARES SOLELY FOR SHARES (A NON-CASH TRANSACTION), OR (II) EXISTING WARRANT SHARES AND CASH FOR SHARES (A CASH TRANSACTION). YOU SHOULD CONSULT WITH YOUR LEGAL ADVISOR TO DETERMINE THE EFFECT OF RULE 144 ON YOUR INVESTMENT DECISION WITH RESPECT TO THE EXCHANGE OFFER.

                              HELIX BIOMEDIX, INC.

We were incorporated in Colorado on February 2, 1988, and, on November 1, 2000 we merged into a newly formed Delaware corporation. We are a development stage company and have never generated any material revenue. Our mission is to become an industry leader in developing and commercializing small proteins known as bioactive peptides.

We have developed a proprietary library containing a broad and diverse array of synthetic bioactive peptides. Our primary commercial objective is to out-license certain rights to our proprietary peptides in distinct fields of use. As of the date of this offering circular we employ 8 full-time individuals. We have recently announced the issuance of U.S. Patent No. 6,875,744, entitled "Short Bioactive Peptides." The patent covers a vast family of bioactive peptides designed for low cost synthesis and improved bioactivity. Specifically, this patent covers the composition of matter and use for peptides of 5 to 20 amino acids in length that consist, in large part, of four specific amino acids. This patent significantly expands our technology platform of proprietary peptides for therapeutic and consumer product applications.

Our principal executive offices are located at 22122 20th Ave. S.E., Suite 148, Bothell, WA 98021 and our telephone number is (425) 402-8400. Our website is www.helixbiomedix.com. Information contained on our website is not part of, and is not incorporated into this offering circular. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing.

                              [INTENTIONALLY BLANK]

                          SUMMARY FINANCIAL INFORMATION

The following summary financial information should be read in conjunction with our Annual Report on Form 10-KSB for the year ended December 31, 2004, set forth as Appendix G, and our definitive 2005 Proxy Statement, set forth as Appendix H. The summary statement of operations information for the fiscal years ended December 31, 2004 and December 31, 2003, and the summary balance sheet information as of December 31, 2004 and December 31, 2003, are derived from our audited financial statements included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2004

COMPARISON OF 2004-2003 OPERATIONS

                                            FOR THE YEARS ENDED
                                       -----------------------------
STATEMENT OF OPERATIONS DATA:              2004            2003
------------------------------------   -------------   -------------
Revenue                                $     93,661    $     88,465
Research and development                    915,157         844,450
Depreciation and amortization               160,578         205,126
Accounting. legal, and professional         312,561         257,169
Consulting fees                             128,006         189,126
General and administrative                1,715,196       1,804,554
Other (income) expense                      (28,563)        (16,457)
                                       ------------    ------------

Net loss                               $ (3,109,274)   $ (3,195,503)
                                       ============    ============

Basic and diluted net loss per share   $      (0.23)   $      (0.28)

Weighted average shares outstanding      13,290,408      11,231,277

Balance Sheet Data:

Cash and Cash Equivalents              $  1,908,028    $  2,070,906
Working Capital                           1,821,253       1,922,953
Accumulated deficit                     (17,027,344)    (13,918,070)
Total stockholders' equity                2,679,034       2,934,195
Book value per common share                    0.20            0.24

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

                                             NON-CASH        CASH
                                           TRANSACTION    TRANSACTION
                                          -------------   -------------
PROFORMA STATEMENT OF OPERATIONS DATA:

Revenue                                   $     93,661    $     93,661
Research and development                       915,157         915,157
Depreciation and amortization                  160,578         160,578
Accounting, legal and professional             312,561         312,561
Consulting fees                                128,006         128,006
General and administrative                   1,715,196       1,715,196
Other (income) expense                         (28,563)        (28,563)
Net loss                                  $ (3,109,274)   $ (3,109,274)

Basic and diluted net loss per share      $      (0.18)   $      (0.16)

Weighted average shares outstanding (1)     17,255,763      19,507,108

PROFORMA BALANCE SHEET DATA:

Cash and cash equivalents                 $  1,908,028    $  4,313,864
Working Capital                              1,821,154       4,226,990
Accumulated deficit                        (17,027,344)    (17,027,344)
Total stockholders' equity                   2,679,034       5,084,870
Book value per common share                       0.20            0.38

(1) Assumes warrant conversion to common stock as of January 1, 2004.

                                  RISK FACTORS

Before you participate in the exchange offer you should know that making an investment in the Shares involves some risks, including the risks described below. You should carefully consider the factors described below in addition to the remainder of this offering circular and the factors discussed in the documents and other information incorporated by reference before tendering any of your Existing Warrant Shares. The risk factors set forth below, other than those that discuss the consequences of failing to exchange your Existing Warrant Shares in the exchange offer or as otherwise noted, are applicable to both Existing Warrant Shares and Shares issued in the exchange offer. The risks that we have highlighted here are not the only ones that we face and additional risks, including those presently unknown to us, could also impair our operations. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

RISKS RELATING TO THE EXCHANGE OFFER

OUR BOARD OF DIRECTORS HAS NOT MADE A RECOMMENDATION WITH REGARD TO WHETHER OR NOT YOU SHOULD TENDER YOUR EXISTING WARRANT SHARES IN THE EXCHANGE OFFER.

We are not making a recommendation as to whether holders of Existing Warrant Shares should exchange them. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Existing Warrant Shares for purposes of negotiating the terms of the exchange offer. We cannot assure you that the value of the Shares received in the exchange offer will in the future equal or exceed the value of the Existing Warrant Shares tendered and we do not take a position as to whether you ought to participate in the exchange offer.

INCOME TAX CONSEQUENCES OF EXCHANGE OFFER

We have not obtained a ruling from the Internal Revenue Service ("IRS") regarding the U.S. income tax consequences of the exchange offer. In the event that the IRS determines that the exchange offer is not a recapitalization transaction then the exchange of Existing Warrant Shares for Shares will be a taxable transaction. See "Material U.S. Federal Income Tax Considerations".

THE FUTURE SALE OF OUR COMMON STOCK COULD NEGATIVELY AFFECT OUR STOCK PRICE.

We will need to raise substantial additional capital in the future to fund our operations. If we raise additional funds by issuing equity securities, our stock price may decline and our existing stockholders may experience significant dilution. In addition, if our common stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall.

OUR COMMON STOCK MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS, WHICH COULD LEAD TO COSTLY LITIGATION FOR US AND MAKE AN INVESTMENT IN US LESS APPEALING.

The market price of our common stock has and may continue to fluctuate substantially due to a variety of factors, including:

      -     announcements about our collaborators or licensees;

      -     results of our pre-clinical trials;

      - announcements of technological innovations or new products or services by us or our competitors;

      - announcements concerning our competitors or the biotechnology industry in general;

      -     new regulatory pronouncements and changes in regulatory guidelines;

      -     general and industry-specific economic conditions;

      -     additions or departures of our key personnel;

      - changes in financial estimates or recommendations by securities analysts;

      -     variations in our quarterly results; and

      -     changes in accounting principles.

The market prices of the securities of biotechnology companies, particularly companies like ours without consistent product revenue and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Moreover, market prices for stocks of biotechnology-related and technology companies, particularly following an initial public offering, frequently reach levels that bear no relationship to the operating performance of these companies. These market prices generally are not sustainable and are highly volatile. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management's attention and resources and harm our financial condition and results of operations.

OUR CERTIFICATE OF INCORPORATION, BYLAWS AND STOCKHOLDER RIGHTS AGREEMENT MAY DELAY OR PREVENT A CHANGE IN OUR MANAGEMENT.

Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in our board of directors and management teams. Some of these provisions:

      - authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of our common stock;

      - authorize our board of directors to issue dilutive shares of common stock upon certain events; and

      -     provide for a classified board of directors.

These provisions could make it more difficult for common stockholders to replace members of the board. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace the current management team.

IF OUR PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS CHOOSE TO ACT TOGETHER, THEY MAY BE ABLE TO CONTROL OUR MANAGEMENT AND OPERATIONS, ACTING IN THEIR BEST INTERESTS AND NOT NECESSARILY THOSE OF OTHER STOCKHOLDERS.

Our executive officers, directors and principal stockholders, and entities affiliated with them, beneficially own in the aggregate approximately 34% of our outstanding common stock and common stock derivatives as of December 31, 2004. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs.

This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

RISKS RELATED TO OUR BUSINESS

WE EXPECT TO CONTINUE TO INCUR SUBSTANTIAL LOSSES, AND WE MAY NEVER ACHIEVE PROFITABILITY.

We are a development stage company and have incurred significant operating losses since we began operations in November 1988, including a net loss of approximately $3.1 million for the year ended December 31, 2004, and we may never become profitable. As of December 31, 2004, we had a deficit accumulated during the development stage of approximately $17.0 million. These losses have resulted principally from costs incurred in our research and development programs and from our general and administrative expenses. We intend to make substantial expenditures to further develop and commercialize our product candidates and expect that our rate of spending may accelerate as the result of the increased costs and expenses associated with expanded in-house research and development of our lead candidates, out-licensing initiatives, clinical trials, regulatory approvals and commercialization of our antimicrobial peptide technologies. We plan to identify lead peptides demonstrating the appearance of promise for commercially viable products. Development of these products will require extensive in-vitro and in-vivo testing. This testing, as well as the extension of existing pre-clinical testing, will require the establishment of strategic partnerships with third parties. Because of the numerous risks and uncertainties associated with our product development efforts, we are unable to predict when we may become profitable, if at all. If we are unable to achieve and then maintain profitability, the market value of our common stock will likely decline.

WE WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, AND OUR FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE US TO DELAY, REDUCE OR ELIMINATE OUR PRODUCT DEVELOPMENT PROGRAMS OR COLLABORATION EFFORTS.

Developing products and conducting pre-clinical testing of antimicrobial peptide technologies require substantial amounts of capital. To date, we have raised capital primarily through private equity financings. If we are unable to timely obtain additional funding, we may never obtain the results necessary to commercialize any of our products. We will need to raise additional capital to, among other things:

      -     fund our research and development activities;

      -     finance our general and administrative expenses;

      -     out-license our proprietary technologies;

      - prepare, file, prosecute, maintain, enforce and defend patent and other proprietary rights; and

      - pursue regulatory approval and commercialization of our product candidates.

Our net cash used in operations has exceeded our cash generated from operations for each year since our inception. For example, we used $2.5 million in operating activities for the twelve months ended December 31, 2004 and $2.1 million in 2003. However, our future funding requirements will depend on many factors, including, among other things:

      -     our ability to enter into revenue producing agreements;

      - the progress, expansion and cost of our pre-clinical and research and development activities;

      - any future decisions we may make about the scope and prioritization of the programs we pursue;

      - the development of new product candidates or uses for our antimicrobial peptide technologies;

      -     changes in regulatory policies or laws that affect our operations;
            and

      -     competing technological and market developments.

If we raise additional funds by issuing equity shares, further dilution to stockholders may result and new investors could have rights substantially superior to holders of the shares issued in this exchange offering. In addition, debt financing, if available, may include restrictive covenants. If adequate funds are not available to us, we may have to liquidate some or all of our assets or delay, reduce the scope of or eliminate some portion or all of our development programs.

DESPITE A 16-YEAR OPERATING HISTORY, WE ARE AT AN EARLY STAGE OF PRODUCT DEVELOPMENT AND DO NOT YET HAVE COMMERCIALLY MARKETABLE PRODUCTS TO PROVIDE MATERIAL REVENUES.

Although we and our predecessor have been developing the antimicrobial peptide technology since 1988, we remain a development stage company and to date have generated no material revenue. Our strategic plan contemplates the development of both pharmaceutical and non-pharmaceutical products and applications for our proprietary peptides. However, there can be no assurance that products will be commercialized in either field as a result of continued development programs or from joint efforts with any future collaborative partner. The failure to develop safe, commercially viable applications for our technology will have a material adverse affect on our business, operating results and financial condition.

WE NEED TO CONTINUE ENTERING INTO STRATEGIC ALLIANCES WITH THIRD PARTIES TO FURTHER DEVELOP, TEST AND PRODUCE COMMERCIALLY VIABLE PRODUCTS.

A key element of our strategy is to enhance development programs and fund capital requirements, in part, by entering into collaborative agreements with other companies. Although the development of such alliances is one of our objectives, there can be no assurance that we will succeed in attracting substantial collaborative partners who can materially assist in the development and commercialization of our technology. The development of commercially viable products from our technology will likely require the technical collaboration and financial assistance of other third parties, to bear most of the costs of pre-clinical and clinical testing, manufacturing, regulatory approval and marketing. Even if we are successful in attracting collaborative partners and those collaborations yield commercially viable products, our receipt of revenues will be substantially dependent upon the decisions made by and the manufacturing and marketing resources of these strategic partners. Further, there can be no assurance that: our interests will coincide with those of any future collaborative partner; that such a partner will not develop, independently or with third parties, products that could compete with those products contemplated by any agreement we may have with that partner; or that disagreements over rights, technology or other proprietary interests will not occur. The failure to develop strategic business alliances that facilitate the development, testing and commercialization of our products will have a material adverse effect on our business, operating results and financial condition.

BECAUSE OF THE SPECIALIZED NATURE OF OUR BUSINESS, THE TERMINATION OF RELATIONSHIPS WITH KEY MANAGEMENT AND SCIENTIFIC PERSONNEL OR THE INABILITY TO RECRUIT AND RETAIN ADDITIONAL PERSONNEL COULD PREVENT US FROM DEVELOPING OUR TECHNOLOGIES, ENTERING INTO STRATEGIC COLLABORATIONS AND OBTAINING FINANCING.

The competition for qualified personnel in the biotechnology field is intense, and we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. We are highly dependent upon, R. Stephen Beatty, our President and Chief Executive Officer and Dr. Timothy Falla, our Vice President and Chief Scientific Officer. Our future success depends, in part, upon our ability to attract, retain and motivate highly skilled employees. In order to commercialize our products successfully, we will be required to expand our workforce, possibly in the areas of manufacturing, clinical trials management, regulatory affairs, business development and sales and marketing. These activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel. We face intense competition for qualified individuals from numerous pharmaceutical, biopharmaceutical and biotechnology companies, as well as academic and other research institutions. To the extent we are unable to attract and retain these individuals on favorable terms our business may be adversely affected.

WE FACE SUBSTANTIAL COMPETITION IN OUR PRODUCT DEVELOPMENT EFFORTS FROM COSMETIC, PHARMACEUTICAL AND BIOTECHNOLOGY COMPANIES, UNIVERSITIES AND OTHER NOT-FOR-PROFIT INSTITUTIONS.

We face significant competition in our attempts to develop applications of our antimicrobial peptide technology from entities that have substantially greater research and product development capabilities and financial, scientific, marketing and human resources. These entities include cosmetic, pharmaceutical and biotechnology companies, as well as universities and not-for-profit institutions. We expect that competition in development of products analogous to our antimicrobial peptide technology will intensify. Our competitors may succeed in developing products earlier than we do, entering into successful collaborations before us, obtaining approvals from the U.S. Food and Drug Administration or other regulatory agencies for such products before us, or developing products that are more effective than those we develop or propose to develop. The success of any one competitor in these or other manners will have a material adverse effect on our business, operating results and financial condition.

WE FACE PRODUCT LIABILITY RISKS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE INSURANCE TO PROTECT AGAINST LOSSES.

The use of any of our product candidates or products exposes us to liability claims. These claims might be made directly by consumers and healthcare providers or indirectly by pharmaceutical companies, our corporate collaborators or others selling such products. We may experience financial losses in the future due to product liability claims. We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for product candidates in development. However, we may be unable to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect against losses. If a successful product liability claim or a series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may be insufficient to cover such claims and our business operation could be impaired.

CLINICAL TRIALS FOR OUR PRODUCT CANDIDATES, AND THOSE FOR OUR PARTNERS AND LICENSEES, WILL BE EXPENSIVE AND TIME CONSUMING AND THEIR OUTCOME IS UNCERTAIN.

Before we or our collaborators can obtain regulatory approval for the commercial sale of any pharmaceutical products that we may wish to develop, we will be required to complete preclinical development and extensive clinical trials in humans to demonstrate the safety and efficacy of the product. Due to a lack of adequate resources we have not commenced any such programs. Each of these trials requires the investment of substantial expense and time. However, success in pre-clinical and early clinical trials will not ensure that large-scale trials will be successful and does not predict final results. Acceptable results in early trials may not be repeated in later trials. A number of companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Negative or inconclusive results or adverse medical events during a clinical trial could cause it to be restructured or terminated. In addition, failure to construct appropriate clinical trial protocols could result in the test or control group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

Our success depends in part on obtaining, maintaining and enforcing our patents and in-licensed and proprietary rights. We believe we own, or have rights under licenses to, issued patents and pending patent applications that are necessary to commercialize antimicrobial peptides. However, the patents on which we rely may be challenged and invalidated, and our patent applications may not result in issued patents. Moreover, our patents and patent applications may not be sufficiently broad to prevent others from practicing our technologies or developing competing products. We also face the risk that others may independently develop similar or alternative technologies or may design around our proprietary and patented technologies.

The patent positions of companies like us can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date in the United States. Furthermore, the application and enforcement of patent laws and regulations in foreign countries is even more uncertain. Accordingly, we cannot assure you that we will be able to effectively file, protect or defend our proprietary rights in the United States or in foreign jurisdictions on a consistent basis.

Third parties may successfully challenge the validity of our patents. We will only be able to protect our technologies from unauthorized use by third parties to the extent that valid and enforceable patents or other proprietary rights cover them. Because the issuance of a patent is not conclusive of its validity or enforceability, we cannot assure you how much protection, if any, will be given to our patents if we attempt to enforce them or if others challenge their validity in court. It is possible that a competitor may successfully challenge our patents or that a challenge will result in limiting the coverage of our patents. If the outcome of litigation is adverse to us, third parties may be able to use our technologies without payment to us.

In addition, it is possible that competitors may infringe upon our patents or successfully avoid them through design innovation. We may initiate litigation to police unauthorized use of our proprietary rights. However, the cost of litigation to uphold the validity of our patents and to prevent infringement could be substantial, and the litigation will consume time and other resources. Some of our competitors may be better able to sustain the costs of complex patent litigation because they have substantially greater resources. Moreover, if a court decides that our patents are not valid, we will not have the right to stop others from using our inventions. There is also the risk that, even if the validity of our patents were upheld, a court may refuse to stop others on the ground that their activities do not infringe upon our patents. Because protecting our intellectual property is difficult and expensive, we may be unable to prevent misappropriation of our proprietary rights.

We also rely on certain proprietary trade secrets and know-how, especially where we believe patent protection is not appropriate or obtainable. Trade secrets and know-how, however, are difficult to protect. We have taken measures to protect our unpatented trade secrets and know-how, including the use of confidentiality and invention assignment agreements with our employees, consultants and some of our contractors. It is possible, however, that these persons may unintentionally or willingly breach the agreements or that our competitors may independently develop or otherwise discover our trade secrets and know-how.

IF THE USE OF OUR TECHNOLOGIES CONFLICTS WITH THE RIGHTS OF OTHERS, WE COULD BE SUBJECT TO EXPENSIVE LITIGATION OR BE REQUIRED TO OBTAIN LICENSES FROM OTHERS TO DEVELOP OR MARKET ANTIMICROBIAL PEPTIDES.

Our competitors or others may have or acquire patent rights that they could enforce against us. If they do so, we may be required to alter our antimicrobial peptide technology, pay licensing fees or cease activities. If our antimicrobial peptide technology conflicts with patent rights of others, third parties could bring legal action against us or our licensees, suppliers or potential collaborators, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we might have to obtain a license in order to continue to manufacture or market the affected products. A required license under the related patent may not be available on acceptable terms, if at all.

We may be unaware that the use of our technology conflicts with pending or issued patents. Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, that may later result in issued patents upon which our antimicrobial peptide technology or antimicrobial peptides may infringe. There could also be existing patents of which we are unaware upon which our antimicrobial peptide technology or antimicrobial peptides may infringe. In addition, if third parties file patent applications or obtain patents claiming technology also claimed by us in pending application, we may have to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention. If third parties file oppositions in foreign countries, we may also have to participate in opposition proceedings in foreign tribunals to defend the patentability of the filed foreign patent applications. We may have to participate in interference proceedings involving our issued patents or our pending applications.

If a third party claims that we infringe upon its proprietary rights, any of the following may occur:

      - we may become liable for substantial damages for past infringement if a court decides that our technology infringes upon a competitor's patent;

      - a court may prohibit us from selling or licensing a product without a license from the patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross licenses to our patents; and

      - we may have to redesign our technology or product candidate so that it does not infringe upon others' patent rights, which may not be possible or could require substantial funds or time.

If any of these events occurs, our business will suffer and the market price of our common stock will likely decline.

OUR RIGHTS TO USE PEPTIDES AND TECHNOLOGIES LICENSED TO US BY THIRD PARTIES ARE NOT WITHIN OUR CONTROL, AND WE MAY NOT BE ABLE TO IMPLEMENT OUR ANTIMICROBIAL PEPTIDE TECHNOLOGY WITHOUT THESE PEPTIDES AND TECHNOLOGIES.

We have licensed rights covered by patents and other rights which are necessary to our antimicrobial peptide technology and antimicrobial peptides. Our business will significantly suffer if these licenses terminate, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties or if the licensed patents or other rights are found to be invalid. Specifically we have in-licensed rights to several peptides that are the subject matter of patents and patent applications from the University of British Columbia. These licenses terminate upon the expiration of the last licensed patent and may also be terminated in the event of a material breach. If we violate the terms of our licenses, or otherwise lose our rights to these peptides, patents or patent applications, we may be unable to continue development of our antimicrobial peptide technology. Our licensors or others may dispute the scope of our rights under any of these licenses. Additionally, the licensors under these licenses might breach the terms of their respective agreements or fail to prevent infringement of the licensed patents by third parties. Loss of any of these licenses for any reason could materially harm our financial condition and operating results.

                              [INTENTIONALLY BLANK]

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded over-the-counter under the symbol "HXBM.OB". The following table sets forth the high and low closing sales prices per share of our common stock as quoted on the over-the-counter bulletin board (rounded to the nearest cent) for the periods indicated:

                      HIGH     LOW
                      -----   -----
FISCAL 2001
     First Quarter    $2.19   $1.31
     Second Quarter    1.34    0.90
     Third Quarter     1.28    0.68
     Fourth Quarter    1.08    0.60
FISCAL 2002
     First Quarter    $0.95   $0.60
     Second Quarter    0.99    0.63
     Third Quarter     0.80    0.43
     Fourth Quarter    0.90    0.40
FISCAL 2003
     First Quarter    $1.00   $0.65
     Second Quarter    1.05    0.80
     Third Quarter     5.00    0.90
     Fourth Quarter    3.25    1.80
FISCAL 2004
     First Quarter    $2.15   $1.27
     Second Quarter    2.25    1.77
     Third Quarter     2.10    1.50
     Fourth Quarter    2.00    1.10

On April 15, 2005, the last reported sale price of our common stock as reported on the over-the-counter bulletin board was $1.50 per share. As of February 25, 2005, we had 827 holders of record and approximately 1,500 beneficial stockholders of our common stock.

We have never declared nor paid any cash dividends on our capital stock. We anticipate that we will retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our capital stock in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, contractual obligations, and future prospects and other factors our board of directors may, at such times, deem relevant.

                              [INTENTIONALLY BLANK]

                                 CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2004:

      -     on an actual basis; and

      - as adjusted to give effect to the exchange offer, not including any expenses related thereto, assuming all 6,216,700 Existing Warrant Shares are exchanged (i) in the Non-Cash Transaction (Existing Warrant Shares for Shares) and (ii) in the Cash Transaction (Existing Warrant Shares plus cash for Shares).

This table should be read in conjunction with our financial statements, related notes and other information included or incorporated by reference in this offering circular. The book value per share of common stock as of December 31, 2004 was $0.20 per share.

NON-CASH TRANSACTION:

                                                                                  AS OF DECEMBER 31, 2004
                                                                                ------------   ------------
                                                                                   ACTUAL      AS ADJUSTED
                                                                                -----------    ------------
Cash, cash equivalents and short-term investments............................   $ 1,908,028    $ 1,908,028
                                                                                -----------    -----------
Stockholders' equity:
    Preferred stock, $0.001 par value, 25,000,000 shares authorized;
    no shares issued or outstanding..........................................             -              -
Common stock, $0.001 par value, 100,000,000 shares authorized;
     13,533,370 shares outstanding; as adjusted - 17,498,725 shares
       outstanding...........................................................        13,533         17,499
Additional paid-in capital...................................................    20,007,845     20,003,879
Deferred stock compensation..................................................      (315,000)      (315,000)
Accumulated deficit..........................................................   (17,027,344)   (17,027,344)
                                                                                -----------    -----------

     Total stockholders' equity..............................................     2,679,034      2,679,034
                                                                                -----------    -----------

     Total capitalization....................................................   $ 2,679,034    $ 2,679,034
                                                                                ===========    ===========

CASH TRANSACTION:

                                                                                  AS OF DECEMBER 31, 2004
                                                                                ---------------------------
                                                                                   ACTUAL      AS ADJUSTED
                                                                                ------------   ------------
Cash, cash equivalents and short-term investment.............................   $ 1,908,028    $ 4,313,864
                                                                                -----------    -----------

Stockholders' equity:
    Preferred stock, $0.001 par value, 25,000,000 shares authorized;
    no shares issued or outstanding..........................................             -              -
Common stock, $0.001 par value, 100,000,000 shares authorized;
     13,533,370 shares outstanding; as adjusted - 19,750,070 shares
       outstanding...........................................................        13,533         19,750
Additional paid-in capital...................................................    20,007,845     22,407,464
Deferred stock compensation..................................................      (315,000)      (315,000)
Accumulated deficit..........................................................   (17,027,344)   (17,027,344)
                                                                                -----------    -----------

     Total stockholders' equity..............................................     2,679,034      5,084,870
                                                                                -----------    -----------

     Total capitalization....................................................   $ 2,679,034    $ 5,084,870
                                                                                ===========    ===========

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING WARRANT SHARES

The exchange offer is being made to qualified investors who are the holders of:

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated March 2002 ("2001/2002 Warrants");

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated September 2002, and amended December 2002 ("2002/2003 Warrants");

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated November 2003 ("2003 Warrants"); and

      - Warrants to purchase shares of our common stock issued as part of the units described in our Private Placement Memorandum dated March 2004 ("2004 Warrants").

The unique warrant numbers representing the 2001/2002 Warrants are set forth on Appendix C-1 to this offering circular and the form of warrant instrument for the 2001/2002 Warrants is set forth on Appendix C. The unique warrant numbers representing the 2002/2003 Warrants are set forth on Appendix D-1 to this offering circular and the form of warrant instrument for the 2002/2003 Warrants is set forth on Appendix D. The unique warrant numbers representing the 2003 Warrants are set forth on Appendix E-1 to this offering circular and the form of warrant instrument for the 2003 Warrants is set forth on Appendix E. The unique warrant number representing the 2004 Warrants are set forth on Appendix F-1 to this offering circular and the form of warrant instrument for the 2004 Warrants is set forth on Appendix F.

The issued and outstanding 2001/2002 Warrants, 2002/2003 Warrants, 2003 Warrants and 2004 Warrants are collectively referred to herein as the "Existing Warrants" and the shares of our $0.001 par value common stock issuable upon exercise of the Existing Warrants are referred to herein as the "Existing Warrant Shares".

We are offering to redeem and cancel Existing Warrant Shares and, in exchange to issue shares of our $0.001 par value common stock ("Shares") in either (i) a non-cash transaction or (ii) a cash transaction, as follows:

NON-CASH TRANSACTION:

Existing Warrants     To be provided by you    To be issued by us
------------------    ---------------------    ------------------
2001/2002 Warrants       1 Warrant Share           0.82 Share

2002/2003 Warrants       1 Warrant Share           0.84 Share

2003 Warrants            1 Warrant Share           0.37 Share

2004 Warrants            1 Warrant Share           0.60 Share

CASH TRANSACTION:

Existing Warrants      To be provided by you     To be issued by us
------------------    -----------------------    ------------------
2001/2002 Warrants    1 Warrant Share & $0.25        1.0 Share

2002/2003 Warrants    1 Warrant Share & $0.25        1.0 Share

2003 Warrants         1 Warrant Share & $0.56        1.0 Share

2004 Warrants         1 Warrant Share & $0.50        1.0 Share

You may tender all, some or none of your Existing Warrant Shares, subject to the terms and conditions of the exchange offer. No fractional Shares will be issued in the exchange offer as we will round all fractions up to the nearest whole share. The exchange agent must be provided with all of the necessary documents to validly tender Existing Warrant Shares prior to the expiration date. See "Procedures for Tendering Existing Warrant Shares".

The exchange offer is not being made to, and we will not accept tenders for exchange from holders of Existing Warrant Shares in any jurisdiction in which the exchange offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

EXPIRATION DATE

The expiration for the exchange offer is 9:00 a.m., New York time, on May 31, 2005, unless we extend the offer. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on May 31, 2005 or any later date to which the exchange offer may be extended, is referred to as the expiration date.

EXTENSIONS; AMENDMENTS

We expressly reserve the right, in our discretion, for any reason to:

      - delay the acceptance of any Existing Warrant Shares tendered for exchange for example, in order to allow for the rectification of any irregularity or defect in the tender of Existing Warrant Shares;

      - extend the time period during which the exchange offer is open, by giving oral or written notice of extension to the holders of Existing Warrant Shares in the manner described below; during any extension, all Existing Warrant Shares previously tendered and not withdrawn will remain subject to the exchange offer;

      - waive any condition or amend any of the terms or conditions of the exchange offer; and

      - terminate the exchange offer, as described under "Conditions for Completion of Exchange Offer" below;

provided that in any event we will promptly issue Shares or return tendered Existing Warrant instrument(s) after expiration or withdrawal of the exchange offer.

If we consider an amendment to the exchange offer to be a material condition of the exchange offer, we will promptly disclose the amendment or waiver in an offering circular supplement, and if required by law, we will extend the exchange offer for a period of at least 20 business days.

We will promptly give oral or written notice of any (i) extension, (ii) amendment, (iii) non-acceptance or (iv) termination of the offer to the holders of the Existing Warrants. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m. New York time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING EXISTING WARRANT SHARES

Existing Warrant Shares may be tendered by providing the exchange agent with (i) your original Existing Warrant instrument(s); (ii) a completed letter of transmittal package in the form set forth at Appendix B to this offering circular and, (iii) if applicable a check payable to Helix BioMedix, Inc. in the amount determined on the letter of transmittal (collectively the "Tender Documents").

Please do not send the Tender Documents to us. You should send the Tender Documents to U.S. Stock Transfer Corporation, the exchange agent, at its offices as indicated under "The Exchange Offer-Exchange Agent". The exchange agent can answer your questions regarding how to tender your Existing Warrant Shares.

Your tender to us of Existing Warrant Shares and our acceptance of your tender will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this offering circular.

If you hold Existing Warrant Shares through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your Existing Warrant Shares, as well as submit a letter of transmittal and other agreements and documents described in this document. We will determine in our sole discretion whether and if Existing Warrant Shares have been validly tendered.

BINDING INTERPRETATIONS

We will determine in our sole discretion, all questions as to the validity, form, eligibility and acceptance of Existing Warrant Shares tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular Existing Warrant Shares not properly tendered or to not accept any particular Existing Warrant Shares which acceptance might, in our reasonable judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities in the tender of Existing Warrant Shares. Unless waived, any defects or irregularities in connection with tenders of Existing Warrant Shares for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent, the information agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Warrant Shares for exchange, nor shall any of them incur any liability for failure to give such notification.

ACCEPTANCE OF EXISTING WARRANT SHARES FOR EXCHANGE; DELIVERY OF SHARES

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all Existing Warrant Shares properly tendered, and will issue the Shares promptly after acceptance of the Existing Warrant Shares. The discussion under the heading "Conditions for Completion of the Exchange Offer" provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Existing Warrant Shares for exchange when, as and if we have given oral or written notice to the exchange agent with written confirmation of any oral notice to be given promptly after giving such notice.

In all cases, issuance of Shares for Existing Warrant Shares that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

      - a fully completed letter of transmittal package in the form set forth as Appendix B to this offering circular;

      - the original Existing Warrant instrument(s) that represent the Existing Warrant Shares; and

      - if applicable, a check payable to Helix BioMedix, Inc. in the amount calculated on the letter of transmittal.

RETURN OF EXISTING WARRANT SHARES ACCEPTED FOR EXCHANGE

If we do not accept any tendered Existing Warrant Shares for any reason set forth in the terms and conditions of the exchange offer, the unaccepted Existing Warrant instrument(s) will be returned to you as promptly as practicable after expiration or termination of the exchange offer.

PARTIAL TENDERS

If you properly tender and we accept a tender of some but not all of your Existing Warrant Shares we will issue to you a new warrant instrument representing the non-tendered Existing Warrant Shares. Such warrant instrument will contain the terms and conditions set forth in the Existing Warrant instrument(s).

WITHDRAWAL RIGHTS

You may withdraw your tender of Existing Warrant Shares at any time prior to 9:00 a.m., New York time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or at the facsimile number, set forth below under the heading "Exchange Agent" prior to 9:00 a.m., New York time, on the expiration date. Any notice of withdrawal must be in the form attached to this offering circular as Appendix A:

      - specify the name of the person who tendered the Existing Warrant Shares to be withdrawn;

      - contain a statement that you are withdrawing your election to have your Existing Warrant Shares exchanged; and

      - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Existing Warrant Shares were tendered, including any required signature guarantees.

Properly withdrawn Existing Warrant Shares may be re-tendered by following the procedures described under the heading " Procedures for Tendering Existing Warrant Shares" above, at any time on or prior to 9:00 a.m., New York time, on the expiration date.

CONDITIONS FOR COMPLETION OF EXCHANGE OFFER

      - Notwithstanding any of the other provisions of this exchange offer, we will not be required to accept for exchange any Existing Warrant Shares tendered, and we may terminate or amend this offer if trading has been suspended or materially limited on or by the over-the-counter market.

The foregoing condition is for the sole benefit of us and may be waived by us, in whole or in part, in our sole discretion. Any reasonable determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

If any of the foregoing conditions is not satisfied, we may, at anytime before the expiration of the exchange offer:

      - terminate the exchange offer and return all tendered Existing Warrant instrument(s) to the holders thereof;

      - modify, extend or otherwise amend the exchange offer and retain all tendered Existing Warrant Shares until the expiration date, as may be extended, subject, however, to the withdrawal rights described in "Withdrawal Rights" above; or

      - waive the unsatisfied conditions and accept all Existing Warrant Shares tendered and not previously withdrawn. If we waive an unsatisfied condition that is a material condition to the offer, we will revise the offer so that it will remain open for at least an additional five days from the date notice of the waiver is provided to the holders of Existing Warrant Shares.

Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offer which, if not complied with or obtained, would have a material adverse effect on us.

LEGAL LIMITATION

The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion prior to the expiration of the offer. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at anytime, and from time to time, prior to the expiration of the offer.

EXTRAORDINARY EVENTS

We presently have no plans that relate to or would result in:

      - Any extraordinary transaction, such as a merger, reorganization or liquidation, involving us;

      -     Any purchase, sale or transfer of a material amount of our assets;

      - Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

      - Any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

      -     Any other material change in our corporate structure or business;

      - Any class of our equity securities to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association;

      - Any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

      - The suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

      - The acquisition by any person of additional securities of us, or the disposition of our securities; or

      - Any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of our control.

EXCHANGE AGENT

U.S. Stock Transfer Corporation has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at its address set forth below:

                     By Hand, Mail or Courier:

                     U.S. Stock Transfer Corporation
                     1745 Gardena Avenue
                     Suite 200
                     Glendale, CA 91204
                     Attention: Share Holders Services Department

                     By Facsimile: (818) 502-0674
                     Confirm by Telephone: (818)502-1404
                     For information: (818) 502-1404

If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, then such delivery or transmission does not constitute a valid delivery of such letter of transmittal.

INFORMATION AGENT

Cameron Associates has been appointed information agent for the exchange offer. Questions about the tender of Existing Warrant Shares, and requests for assistance should be directed to the information agent at the address set forth below:

                     Cameron Associates
                     Alison Ziegler
                     Ray Catroppa
                     1370 Avenue of the Americas
                     Suite 902
                     New York, NY 10019
                     Telephone: (212) 245-8800

FINANCIAL ADVISOR

G.C. Andersen Partners, LLC is our financial advisor for the exchange offer.

                              [INTENTIONALLY BLANK]

                        DESCRIPTION OF OUR CAPITAL STOCK

The following describes our common and preferred stock as well as options and warrants to purchase our common stock, and provisions of our certificate of incorporation, bylaws, and shareholder rights plan all as will be in effect upon the completion of the exchange offer. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC.

COMMON STOCK

We are authorized to issue 100 million shares of common stock, par value $0.001 per share ("Common Shares"). As of the date of this offering circular 15,211,880 of which were issued and outstanding; 2,402,000 were reserved for issuance upon the exercise of outstanding options issued pursuant to our 2000 Stock Option Plan; 1,153,000 were reserved for issuance upon the exercise of the 2001/2002 Warrants; 2,236,200 were reserved for issuance upon exercise of the 2002/2003 Warrants; 2,413,100 were reserved for issuance upon exercise of the 2003 Warrants; 414,400 were reserved for issuance upon exercise of the 2004 Warrants; 125,000 Common Shares were reserved for issuance upon exercise of the 2005 Warrants; and 1,723,669 were reserved for issuance upon the exercise of warrants issued to directors, employees and certain other service providers.

Voting rights. The holders of our Common Shares are entitled to one vote for each Common Share held of record.

Dividends. Holders of record of Common Shares are entitled to receive dividends when, if and as may be declared by the board of directors out of funds legally available for such purposes, subject to the rights of preferred stockholders. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.

Liquidation rights. Upon our liquidation, dissolution or winding-up, the holders of our Common Shares are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of preferred stock.

Other Provisions. The holders of our Common Shares are not entitled to cumulative voting, preemptive rights, subscription rights or the right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding Common Shares are, and the Shares issued pursuant to the exchange offer will be validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue 25 million shares of preferred stock $0.001 par value per share.

SERIES A JUNIOR PARTICIPATING STOCK

Two hundred and twenty thousand shares of our preferred stock, $0.001 par value, are designated "Series A Junior Participating Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein ("Junior Preferred Stock"). Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per common share. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per common share. Each preferred share will have 100 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 100 times the amount received per common share. These rights are protected by customary anti-dilution provision. Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share purchasable upon exercise of each Right should approximate the value of one common share. The preferred shares would rank junior to any other series of our preferred stock. As of the date of this offering circular no shares of Junior Preferred Stock are issued or outstanding; however see "Rights", below.

The number of shares of Junior Preferred Stock may be increased or decreased by resolution of the board of directors; provided, that no decrease may reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by us convertible into Junior Preferred Stock.

OPTIONS

As of the date of this offering circular, options to purchase a total of 2,402,000 Common Shares were outstanding with a weighted average exercise price of $1.35. Additional options to purchase a total of 2,953,00 Common Shares were available to be granted under our 2000 Stock Option Plan. As of the date of this offering circular 2,402,000 Common Shares have been reserved for issuance upon the exercise of outstanding options issued pursuant to our 2000 Stock Option Plan.

WARRANTS

As of the date of this offering circular 1,153,000 Common Shares were reserved for issuance upon the exercise of the 2001/2002 Warrants; 2,236,200 were reserved for issuance upon exercise of the 2002/2003 Warrants; 2,413,100 were reserved for issuance upon exercise of the 2003 Warrants; 414,400 were reserved for issuance upon exercise of the 2004 Warrants; 125,000 Common Shares were reserved for issuance upon exercise of the 2005 Warrants; and 1,723,669 were reserved for issuance upon the exercise of warrants issued to directors, employees and certain other service providers.

AUTHORIZED BUT UNISSUED CAPITAL STOCK

As of the date of this offering circular, there were 84,788,120 shares of authorized but unissued Common Shares. Of this amount at the date of this offering circular, 2,998,000 shares were reserved for grant under the 2000 Stock Option Plan. In addition, a total of 15,211,880 Common Shares were outstanding. Additionally, 220,000 shares of Series A Junior Preferred Stock are reserved for issuance pursuant to our shareholder rights agreement dated August 21, 2003. The unissued shares could be used for a variety of corporate purposes, including, but not limited to, facilitating corporate acquisitions. One of the effects of the unissued common stock and preferred stock may be to enable our board of directors to issue shares to persons who may agree or be inclined to vote in concert with current management on issues put to consideration of stockholders, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy context or otherwise, and protect the continuity of our management and possibly deprive our stockholders of the opportunity to sell their shares of our common stock at prices higher than prevailing market prices.

RIGHTS

On August 14, 2003, our board of directors declared a dividend pursuant to which holders of our common stock as of September 15, 2003, received a right for each share of common stock they held, to purchase from us one one-hundredth of a share of our Series A Junior Preferred Stock at a price of $18.00 per one one-hundredth share. The rights are also attached to shares of our common stock issued after September 15, 2003.

DELAWARE AND WASHINGTON ANTI-TAKEOVER LAW AND OTHER TAKEOVER PROVISIONS

Provisions of the Delaware General Corporation Law and our charter documents could make our acquisition and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time that the person became an interested stockholder unless, subject to exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior, did own, 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control without further action by our stockholders.

Furthermore, the laws of the State of Washington, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons who beneficially own 10% or more of the voting securities of the target corporation, or an "acquiring person," for a period of five years after such acquisition, unless the transaction or acquisition of such shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. Such prohibited transactions include, among other things, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares or allowing the acquiring person to receive disproportionate benefit as a stockholder. After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute.

A target corporation includes a foreign corporation if:

      -     the corporation has a class of voting stock registered pursuant to
            Section 12 or 15 of the Exchange Act,

      - the corporation's principal executive office is located in Washington; and

      - any of (a) more than 10% of the corporation's stockholders of record are Washington residents, (b) more than 10% of its shares are owned of record by Washington residents, (c) 1,000 or more of its stockholders of record are Washington residents, (d) a majority of the corporation's employees are Washington residents or more than 1,000 Washington residents are employees of the corporation or (e) a majority of the corporation's tangible assets are located in Washington or the corporation has more than $50.0 million of tangible assets located in Washington.

A corporation may not opt out of this statute and, therefore, we anticipate this statute will apply to us. Depending upon whether we meet the definition of a target corporation, Chapter 23B.19 of the Washington Business Corporation Act may have the effect of delaying, deferring or preventing a change in control of us.

Our bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent and further provide that special meetings of stockholders can be called only by the board of directors, the chairman of the board, if any, and the Chief Executive Officer. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the purposes stated in the notice of the meeting. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

In addition, in August 2003, our board of directors adopted a stockholder rights plan, intended to deter coercive takeover practices. The plan involves the award to each stockholder, as a dividend, the right to acquire a certain number of shares in the event of activity that may indicate an impending takeover attempt. The adoption of a plan could discourage certain types of coercive takeover practices and make it necessary for a potential acquirer to negotiate with our board.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation includes a provision that limits the liability of directors and officers to the fullest extent permitted by law. Consequently, subject to the Delaware General Corporation Law, no director will be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which a director derives an improper personal benefit.

We have purchased and maintain director and officer liability insurance coverage under which our directors and officers may be indemnified against any liability they may incur for serving as officers and directors. At present we are not aware of any pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for such indemnification.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the offering, as of March 28, 2005, we had 15,211,880 shares of common stock issued and outstanding. All of our shares outstanding as of March 28, 2005 were sold by us in reliance on exemptions from the registration requirements of the Securities Act, are restricted securities within the meaning of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, including an affiliate, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, approximately 135,334 shares as of December 31, 2004, or the average weekly trading volume in the common stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

Any of our employees, officers, directors or consultants who hold shares or options pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public-information, holding-period, volume-limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding-period restrictions.

PLAN OF DISTRIBUTION

The Shares offered hereby are being offered and sold by us to holders of Existing Warrant Shares meeting the standards set forth in "Notice to Investors." Our officers, directors and employees may purchase shares on the same terms and conditions as other investors. Purchases may also be made by broker-dealers participating in this offering, if any, and their officers, directors and employees. We are offering the Shares in a transaction not requiring registration under the Securities Act to persons we reasonably believe to be "accredited investors" within the meaning of Rule 501(a) promulgated thereunder. Each holder of Existing Warrants purchase will be required to making certain acknowledgments, representations, warranties and agreements as set forth under "Notice to Investors."

The Shares have not been registered under the Securities Act and will be subject to significant restrictions on resale. See "Notice to Investors."

                              [INTENTIONALLY BLANK]

                               NOTICE TO INVESTORS

An investment in the Shares offered hereby involves substantial risk and possible loss by a prospective investor of his/her/its entire investment. The Shares will be offered and sold only to a holder of Existing Warrants who represents, among other things, that such holder is acquiring the Shares for its own account, for investment only and not with a view toward the resale or distribution thereof, that such holder understands and acknowledges that the Shares have not been registered under the Securities Act or other applicable securities laws and that such holder's transfer rights are restricted by the Securities Act, applicable state securities laws, and the absence of a market for the Shares.

In connection with an investment in the Shares, we will require that each holder represent and warrant in writing as follows:

1. That you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the prospective investment.

2. That you (a) have received our offering circular dated May 3, 2005, together with all the exhibits attached hereto; (b) are aware that we file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, special reports on Form 8-K, proxy statements, and other information with the SEC that you can access without charge by visiting the SEC's website, which is found at www.sec.gov or at the Company's web site found at www.HelixBioMedix.com (c) acknowledge that you have been granted a reasonable period of time during which you have had the opportunity to obtain such additional information as you have deemed necessary to permit you to make an informed decision with respect to the exchange of the Existing Warrants and the receipt of the Shares; and (d) that you represent and warrant that you (i) have reviewed such information as you deem necessary to make an informed investment decision; (ii) have had the opportunity to ask questions of and receive answers from our management; and
(iii) are fully aware of the current business prospects, financial condition, and operating history as set forth in our public filings and this Offering Circular.

3. Whether the holder: (a) is an individual who has a net worth or joint net worth with his or her spouse in excess of $1,000,000; (b) is a natural person who had an individual income in excess of $200,000 in the prior two years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (c) is a director or executive officer of the company; (d) is either (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Exchange Act, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which has total assets in excess of $5,000,000 or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), if the decision to invest in the Shares is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons who are accredited investors; (e) is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; (f) is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring either of the Shares, with total assets in excess of $5,000,000; (g) is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or (h) is an entity in which each of the equity owners meets the requirements of one of the above sections. As used in this Offering Circular, the term "net worth" means the excess of total assets at fair market value (including the investor's home, furnishings and automobiles) over total liabilities (including mortgages) at the time of acquisition. In determining income, an investor should add to his or her adjusted gross income any amount attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments has been reduced in arriving at adjusted gross income.

4. That you acknowledge that we and others will rely upon the truth and accuracy of the foregoing acknowledgments and representations and agree that, if any of the acknowledgments or representations deemed to have been made by you by your acquisition of the Shares are no longer accurate, you shall promptly notify us. If you are acquiring any Shares as a fiduciary or agent for one or more investor accounts, you represent that you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments and representations on behalf of each such account.

5. The standards referred to above represent minimum suitability requirements for prospective investors and the satisfaction of such standards by a prospective investor does not necessarily mean that the Shares are a suitable investment for such prospective investor. We may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with respect to the suitability of prospective investors. We reserve the right to modify, increase or decrease the suitability standards and minimum investment with respect to prospective investors in order to comply with applicable federal, state or local laws, rules, regulations or otherwise.

THE SUITABILITY STANDARDS DISCUSSED ABOVE REPRESENT SUITABILITY STANDARDS FOR PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR SHOULD DETERMINE WHETHER THIS INVESTMENT IS APPROPRIATE FOR SUCH INVESTOR.

                              [INTENTIONALLY BLANK]

                           INFORMATION RELATING TO OUR
                        EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS

The address and telephone number of each of our officers and directors set forth below is c/o Helix BioMedix, Inc., 22122 20th Avenue S.E., Suite 148, Bothell, WA 981021, (425) 402-8400.

R. Stephen Beatty, President, Chief Executive Officer and Director Timothy J. Falla, Ph.D., Vice President and Chief Scientific Officer David Kirske, Vice President and Chief Financial Officer
David Drajeske, Vice President of Business Development
Randall L-W. Caudill, D. Phil., Director
John C. Fiddes, Ph. D., Director
Jeffrey A. Miller, Ph.D., Director
George A. Murray, Director
Barry L. Seidman, Director
Daniel O. Wilds, Director

APPLICATION OF EXCHANGE OFFER TO EXECUTIVE OFFICERS AND DIRECTORS

The Exchange Offer is open to the holders of the Existing Warrants, including any of our officers, directors and affiliates who may be holders of the Existing Warrants. The terms of such offer to officers, directors and affiliates, as applicable, are equal to any other holder of the same group of Existing Warrants.

The following executive officers and directors will be subject to this Exchange Offer and own Existing Warrants as follows:

                                                        # of
Executive Officer/Director      Warrant Group      Warrant Shares
--------------------------    ----------------     --------------
    R. Stephen Beatty         '03 Warrants             25,000
    George Murray             '02/'03 Warrants         30,000
    Barry Seidman             '04 Warrants              8,750

RELATED PARTY AGREEMENTS

We are a party to the following agreements, arrangements and understandings between us and our directors, executive officers and affiliates as set forth below.

      - Rights Agreement between us and United Stock Transfer, Inc. as Rights Agent, dated August 21, 2003, as set forth in our Annual Report for the fiscal year ended December 31, 2003 on Form 10KSB, as filed with the SEC on March 26, 2004

We are a party to the following agreements that were filed as exhibits to our Annual Report for the fiscal year ended December 31, 2003 on Form 10KSB, as filed with the SEC on March 26, 2004:

      - Employment Agreement dated September 24, 2003, effective July 1, 2003 between us and Tim Falla

      - Amendment to Employment Agreement dated December 10, 2003 between us and Timothy Falla

      - Employment Agreement dated September 24, 2003, effective July 1, 2003 between us and R. Stephen Beatty

      - Amendment to Employment Agreement dated December 10, 2003 between us and R. Stephen Beatty

      - Amended and Restated Consulting Agreement with Dunsford Hill Capital Partners dated May 30, 2001 (incorporated by reference from Exhibit
            10.7 to our Form 10-KSB for the year ended December 31, 2001)

      - Second Amended and Restated Consulting Agreement with Dunsford Hill Capital Partners dated August 15, 2002 (incorporated by reference from Exhibit 10.13 to our Form 10-KSBA for the year ended December 31, 2002)

We are a party to the following agreements that were filed as exhibits to our Quarterly Report for the fiscal quarter ended September 30, 2004 on Form 10QSB, as filed with the SEC on November 12, 2004:

      -     Employment Agreement with David H. Kirske dated July 2, 2004

      -     Employment Agreement with David Drajeske dated August 12, 2004

SECURITIES TRANSACTIONS

We are not aware of any transactions in the Existing Warrants during the last 60 days by any of the following people: (1) us, (2) any majority-owned subsidiary owned by us, or (3) us and any executive officer or director of any subsidiary owned by us.

                              [INTENTIONALLY BLANK]

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following information is a discussion of certain tax consequences of the (1) participation in the exchange offer and (2) the ownership and disposition of Shares acquired pursuant to the exchange offer. This discussion does not consider all aspects of United States federal income tax that may be relevant to a holder of Existing Warrants in light of his or her personal circumstances.

This discussion does not address the United States federal income tax consequences to holders of Existing Warrants who do not hold such Existing Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") or who will not hold the Shares to be issued pursuant to the exchange offer as capital assets within the meaning of
Section 1221 of the Code. This discussion also does not address the United States federal income tax consequences to holders of Existing Warrants subject to special treatment under the federal income tax laws, such as dealers in securities, tax-exempt entities, foreign holders, banks, thrifts, insurance companies, regulated investment companies, investors in pass-through entities (such as partnerships, limited liability companies, and S corporations), and holders of Existing Warrants that were acquired in connection with the performance of services. This discussion also does not apply to any holder of Existing Warrants other than (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate, if its income is subject to United States federal income tax regardless of the source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, this discussion is limited to the United States federal income tax consequences. This discussion does not describe any tax consequences to holders of Existing Warrants tendering such securities in the exchange offer that arise out of the tax laws of any state, local, or foreign jurisdiction. This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change (including retroactive change), and any such change could affect the continuing validity of this discussion.

WE HAVE NOT SOUGHT, AND DO NOT INTEND TO SEEK, A RULING FROM THE IRS OR AN OPINION FROM TAX COUNSEL AS TO ANY OF THE TAX MATTERS DISCUSSED BELOW. WE URGE HOLDERS OF EXISTING WARRANTS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SHARES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES TO THEM UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

CHARACTERIZATION OF THE EXCHANGE OFFER FOR TAX PURPOSES

We believe there is a reasonable basis for treating an exchange of Existing Warrants for Shares pursuant to the exchange offer (a "Warrant-Only Exchange") as a tax-free reorganization under section 368(a)(1)(E) of the Code (a "tax-free recapitalization"). Under IRS regulations adopted in 1998 (the "1998 regulations"), the receipt of warrants in a reorganization described in Section 368(a) of the Code generally is treated as the receipt of securities. The regulations do not specifically state that the issuance of stock by a corporation in exchange for warrants to acquire the corporation's stock is properly treated as a tax-free recapitalization, and do not contain any examples of an exchange involving warrants resembling the exchange that is the subject of this opinion. Nevertheless, we believe that the IRS' stated reason for adopting the 1998 regulations is consistent with treating such an exchange as a tax-free recapitalization. In particular, the IRS notice that proposed the 1998 regulations stated: "A purpose of the reorganization provisions of the Code is to defer the recognition of gain and loss in certain readjustments of corporate structure. Generally, the Code extends non recognition to an exchange of stock which effects only a readjustment of continuing interest in modified corporate form. Although a right to acquire stock is not stock, the IRS and Treasury believe that it may generally represent a form of investment in the capital structure of the corporation that justifies nonrecognition treatment as a security under sections 354 and 355." Since the issuance by a corporation of its stock in exchange for other types of securities of the corporation generally is treated as a tax-free recapitalization, treating the issuance of stock in exchange for warrants as a tax-free recapitalization is consistent with the notion that a warrant is a security. Moreover, there is no authority precluding such an exchange of stock for warrants from being treated as a tax-free recapitalization.

Nonetheless, in the absence of authority that is binding on the IRS, it is possible that the IRS could take the position that a Warrant-Only Exchange is not made pursuant to a tax-free recapitalization. For example, the IRS could take the position that a Warrant-Only Exchange should be characterized as a taxable exchange of Existing Warrants for Shares.

The proper tax characterization, for tax purposes, of an exchange of Existing Warrants and cash for Shares (a "Warrant-and-Cash Exchange") is even less clear. Nevertheless, we believe that there is a reasonable basis for treating a Warrant-and-Cash Exchange as partly a recapitalization and partly a purchase of Shares for cash, based on the amount of each type of consideration tendered by the holder. The IRS, however, could take the position that a Warrant-and-Cash Exchange is a purchase of Shares or a taxable exchange.

TAX CONSEQUENCES OF EXCHANGING EXISTING WARRANTS FOR SHARES IN AN EXCHANGE TO THE EXTENT THE EXCHANGE IS CHARACTERIZED AS A TAX-FREE RECAPITALIZATION

A holder that is treated as exchanging Existing Warrants for Shares in a tax-free recapitalization will recognize no gain or loss on the exchange. The holder's initial tax basis in the Shares received in the exchange will be equal to the basis of the Existing Warrants surrendered in the exchange. The holding period of the Shares will include the period during which the Existing Warrants surrendered in the exchange were held by the holder.

TAX CONSEQUENCES OF EXCHANGING EXISTING WARRANTS FOR SHARES IN AN EXCHANGE THAT IS NOT CHARACTERIZED AS A TAX-FREE RECAPITALIZATION

If a holder who acquires Shares in either a Warrant-Only Exchange or a Warrant-and-Cash Exchange is treated as acquiring the Shares by purchase, the holder's holding period for the Shares will begin on the day following the consummation of the Exchange and will not include the holder's holding period for the Existing Warrants surrendered in the Exchange. Probably more importantly, it is possible that the IRS could take the position that gain or loss must be recognized with respect to the surrendered Existing Warrants in an amount equal to the difference between (a) the fair market value of the Shares received in exchange for such Existing Warrants over (b) the holder's tax basis in such Existing Warrants.

TAX CONSEQUENCES OF OWNING AND DISPOSING OF SHARES

Distributions made with respect to Shares (including any taxable stock dividends) generally will be treated as ordinary income to the extent of our current and accumulated earnings and profits for the taxable year of the distribution. Amounts distributed in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the holder's tax basis in his or her Shares, which will reduce the holder's basis in such Shares, with any amount distributed in excess of such tax basis being treated as an amount received on a sale or exchange of the Shares. A dividends received deduction may be available for certain corporate holders, subject to numerous conditions and exceptions.

Generally, gain or loss will be recognized on a sale or other disposition of Shares to the extent of the difference between the amount of cash (and the fair market value of other property) received in the disposition and the holder's tax basis in such Shares. Such gain or loss generally will be capital gain or loss.

                              [INTENTIONALLY BLANK]

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov including:

      - our Schedule TO-1 and Schedules TO-1/A filed on March 1, 2005, March 2, 2005, March 30, 2005, April 1, 2005 and April 28, 2005,
            respectively

You may also request a copy of these files, at no cost, by writing or telephoning the information agent at the following address:

                            Cameron Associates
                            1370 Avenue of the Americas
                            Suite 902
                            New York, NY 10019
                            Telephone: (212) 245-8800

                              [INTENTIONALLY BLANK]

                                   APPENDIX A

                            FORM OF WITHDRAWAL LETTER

                              HELIX BIOMEDIX, INC.
                                  WITHDRAWAL OF
           PREVIOUSLY TENDERED EXISTING WARRANT SHARES PURSUANT TO THE
                       OFFER TO EXCHANGE DATED MAY 3 2005

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            9:00 A.M., NEW YORK TIME,
                                 ON MAY 31, 2005
                          UNLESS THE OFFER IS EXTENDED

To:   U.S. Stock Transfer
      1745 Gardena Avenue
      Suite 200
      Glendale, CA 91204
      Telephone: (818) 502-1404
      Facsimile: (818) 502-0674

Delivery of this Withdrawal Letter by regular mail to an address other than as set forth above or transmission via facsimile number other than as set forth above will not constitute a valid delivery.

Pursuant to the terms and subject to the conditions of the exchange offer described in the offering circular dated May 3 2005, my Letter of Transmittal Package and this Withdrawal Letter, I hereby withdraw the tender of my eligible Existing Warrant Shares that were previously tendered pursuant to the exchange offer and my Letter of Transmittal.

To:   Helix BioMedix, Inc.

Upon the terms and subject to the conditions set forth in the offering circular dated May 3, 2005 (the "Offer to Exchange") and my Letter of Transmittal Package, dated _____________, 2005 (the "Acceptance Letter" which, with the offering circular as they may be amended from time to time, constitute the exchange offer "Offer"), I previously tendered to Helix BioMedix, Inc., a Delaware corporation (the "Company"):

      - ________ of my Existing Warrant Shares under my 2001/2002 Existing Warrant;

      - ________ of my Existing Warrant Shares under my 2002/2003 Existing Warrant;

      - ________ of my Existing Warrant Shares under my 2003 Existing Warrant; and/or

      -     ________ of my Existing Warrant Shares under my 2004 Existing
            Warrant.

I understand that I may withdraw the tendered Existing Warrant Shares at any time prior to May 31, 2005. Accordingly, under and subject to the conditions set forth in the Offer and this Withdrawal Letter, I, the undersigned, hereby withdraw the following portion all my tendered Existing Warrant Shares:

      - ________ of my tendered Existing Warrant Shares under my 2001/2002 Existing Warrant;

      - ________ of my tendered Existing Warrant Shares under my 2002/2003 Existing Warrant;

      - ________ of my tendered Existing Warrant Shares under my 2003 Existing Warrant; and/or

      - ________ of my tendered Existing Warrant Shares under my 2004 Existing Warrant.

I understand and acknowledge that:

      (1) I may not rescind my withdrawal of the withdrawn Tendered Warrant Shares and the Tendered Warrant Shares will be deemed not properly tendered for purposes of the exchange offer unless I re-tender those warrants prior to the expiration date by the procedures described under "The Exchange Offer-Procedures for Tendering Existing Warrant Shares" of the offering circular.

      (2) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all questions as to the form and validity including time of receipt, of all Withdrawal Letters. The Company's determination of matters will be final and binding.

      (3) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and any obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter cannot be rescinded.

This letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted to the exchange agent. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or person acting in a fiduciary or representative capacity, the signer's capacity must be specified and proper evidence of the authority of such person's capacity must be submitted with this letter.

IMPORTANT: TO WITHDRAW THE TENDER OF TENDERED EXISTING WARRANT SHARES, THE SIGNATURE PAGE OF THIS WITHDRAWAL LETTER (OR A FACSIMILE COPY THEREOF) MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE. A PROPERLY EXECUTED PAPER COPY OF THE SIGNATURE PAGE OF THIS LETTER MUST BE DELIVERED BY REGULAR MAIL OR FACSIMILE. DELIVERY BY ANY OTHER METHOD WILL NOT BE ACCEPTED. THE METHOD BY WHICH THE SIGNED SIGNATURE PAGE IS DELIVERED IS AT THE WARRANT HOLDERS OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF THE SIGNED SIGNATURE PAGE OF THIS LETTER IS DELIVERED BY REGULAR MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, AN APPROPRIATE AMOUNT OF TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Signature of Owner

_________________________________
(SIGNATURE)

Capacity: ___________________________

Date: _______________________________

Print name: _________________________

Address: ____________________________

      _______________________________

      _______________________________

      _______________________________

Telephone:___________________________

Email Address: ______________________

                                   APPENDIX B

                              HELIX BIOMEDIX, INC.
                             WARRANT EXCHANGE OFFER
                          LETTER OF TRANSMITTAL PACKAGE

                              HELIX BIOMEDIX, INC.
                  INSTRUCTIONS TO LETTER OF TRANSMITTAL PACKAGE

YOUR RIGHT TO PARTICIPATE IN THE TENDER OFFER WILL AUTOMATICALLY EXPIRE IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE. IN ORDER TO EXCHANGE EXISTING WARRANT SHARES YOU MUST:

1. Please carefully read the entire contents of the Offering Circular, dated May 3, 2005.

2. If you have any questions regarding the Company or the Exchange Offer please contact Cameron Associates, Alison Ziegler or Ray Catroppa at (212) 245-8800.

3.    Complete and sign the Warrant Exchange Schedule on pages B-3 and B-4.

4. Complete and sign the Investor Suitability Questionnaire on pages B-5, B-6, B-7 and B-8.

5.    Sign and date the Registered Holder signature page on B-9.

6.    If applicable, complete the Special Mailing Instructions on page B-10.

7.    Complete, date and sign the IRS form W-9 on page B-11.

8. If you have not already tendered your Existing Warrants, please attach to the Letter of Transmittal Package.

9. Mail the fully completed and originally executed Letter of Transmittal Package to U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, CA 91204.

                              HELIX BIOMEDIX, INC.

                            WARRANT EXCHANGE SCHEDULE

THE UNDERSIGNED HEREBY SURRENDERS THE EXISTING WARRANT INSTRUMENT(s) SHOWN BELOW IN EXCHANGE FOR A COMMON STOCK CERTIFICATE AT THE RATE SPECIFIED IN HELIX BIOMEDIX'S OFFERING CIRCULAR DATED MAY 3, 2005.

 [ ] CHECK THIS BOX IF YOU HAVE LOST YOUR WARRANT INSTRUMENT(S) AND RETURN THIS COMPLETED AND SIGNED FORM TO U. S. STOCK TRANSFER CORPORATION. AN AFFIDAVIT OF LOSS WILL BE SENT TO YOU FOR COMPLETION.

                        U. S. STOCK TRANSFER CORPORATION
                         1745 GARDENA AVENUE, SUITE 200
                               GLENDALE, CA 91204
                                TEL. 818-502-1404
                                FAX 818-502-1737

Name of Holder: _________________________________________

Address: ________________________________________________

City: ___________________________________________________

State: __________________________________________________

Zip: ____________________________________________________

PLEASE COMPLETE THIS SECTION FOR CASH TENDER TRANSACTIONS.

                       Existing Warrants Being Surrendered
                         (Please type or print legibly)

                                                              (B) Number of   (C) Per
                                                                 Existing      Share
                                                              Warrant Shares   Cash    (D) Total
           (A) Existing Warrant Instrument Number                Tendered     Amount   Cash Amount (1)
           --------------------------------------                --------     ------   ---------------
2001/2001 Warrant #                                                            $0.25          $

2002/2003 Warrant #                                                            $0.25          $

2003 Warrant #                                                                 $0.56          $

2004 Warrant #                                                                 $0.50          $

(1) Product obtained by multiplying column (B) by Column (C)                   TOTAL          $

PLEASE COMPLETE THIS SECTION FOR NON-CASH TENDERS:

                       Existing Warrants Being Surrendered
                         (Please type or print legibly)

                             Number of Existing Warrant
Warrant Instrument Number      Shares to be Cancelled
-------------------------      ----------------------
2001/2001 Warrant #

2002/2003 Warrant #

2003 Warrant #

2004 Warrant #

ALL HOLDERS OF EXISTING WARRANTS MUST COMPLETE THIS FORM, DATE AND SIGN BELOW.

Dated: _______________, 2005.

______________________________________________        ________________________
Name of Individual Holder of Existing Warrants        Name, if Entity (Print)
 (Print)

______________________________________________        By _____________________
(Signature)                                              (Signature)

______________________________________________        Name ___________________
Name of Joint Holder of Existing                           (Print)
Warrants, if any (Print)

                                                      Title __________________
______________________________________________              (Print)
(Signature)

                       INVESTOR SUITABILITY QUESTIONNAIRE

THE UNDERSIGNED UNDERSTANDS THAT COMPLETION OF THIS SUBSCRIPTION AGREEMENT IS REQUIRED IN ORDER TO TENDER EXISTING WARRANTS FOR SHARES OF COMMON STOCK (THE "SECURITIES"). THE UNDERSIGNED UNDERSTANDS THAT SUPPLEMENTAL INFORMATION MAY BE REQUIRED, AT THE COMPANY'S DISCRETION, IN ORDER TO CONFIRM THE UNDERSIGNED'S ELIGIBILITY TO INVEST IN THE COMPANY'S SECURITIES.

1.    INVESTOR SOPHISTICATION IN FINANCIAL AND BUSINESS MATTERS

The undersigned represents and warrants that they have such
knowledge and experience in financial and business matters
that they are capable of evaluating the merits and risks of
the prospective investment. INDIVIDUALS (INITIAL AT LEAST
ONE OF THE FOLLOWING AS APPLICABLE - IF JOINT HOLDERS OF
EXISTING WARRANTS, BOTH PARTIES MUST INITIAL)                 -------  -------
                                                              Initial  Initial

2.    INFORMATION REGARDING THE OFFERING

The undersigned represents and warrants that they have
received Helix BioMedix's Offering Circular dated April 18,
2005, together with all the exhibits attached thereto. In
addition, the undersigned is aware that the Company files
annual reports on Form 10-K, quarterly reports on Form 10-Q, special reports on Form 8-K, proxy statements, and other
information with the SEC that the undersigned can access
without charge by visiting the SEC's website, which is found at www.sec.gov or at the Company's web site found at
www.HelixBioMedix.com. The undersigned acknowledges that
they have been granted a reasonable period of time during
which the undersigned has had the opportunity to obtain such additional information as the undersigned deemed necessary
to permit them to make an informed decision with respect to
the exchange of the Existing Warrants and the receipt of the
Securities. The undersigned represents and warrants that
they: (i) have reviewed such information as the undersigned
deems necessary to make an informed investment decision;
(ii) have had the opportunity to ask questions of and
receive answers from management of the Company; and (iii)
are fully aware of the current business prospects, financial condition, and operating history as set forth in the
Offering Circular. INDIVIDUALS (INITIAL AT LEAST ONE OF THE
FOLLOWING AS APPLICABLE - IF JOINT HOLDERS OF EXISTING
WARRANTS, BOTH PARTIES MUST INITIAL)                          -------  -------
                                                              Initial  Initial

3.    ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned is providing the following financial information to the Company to permit a determination of the undersigned's status as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended (the "Securities Act"). The undersigned has INITIALED the paragraphs below that describe the suitability requirement under which the undersigned intends to qualify, if applicable. Upon request of the Company, the undersigned will provide information to document the representations provided below. (INITIAL at least one of the following as applicable - if joint holders of Existing Warrants, BOTH parties must initial):

A. INDIVIDUAL ACCREDITED INVESTORS MUST INITIAL CATEGORY 1 OR 2 BELOW (IF JOINT HOLDERS OF EXISTING WARRANTS, BOTH PARTIES MUST INITIAL). ALL OTHER ACCREDITED INVESTORS MUST INITIAL AT LEAST ONE OF CATEGORIES 4 THROUGH 16.

      1.    An individual whose net worth(1) or joint net
            worth with his/her spouse is in excess of
            $1,000,000.                                       -------  -------
                                                              Initial  Initial

      2. A natural person who had an individual income(2) in excess of $200,000 in each of the two immediately preceding calendar years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same
            income.                                           -------  -------
                                                              Initial  Initial

(1) "Net worth" means the excess of total assets at fair market value (including the holder of Existing Warrant's home furnishings and automobiles) over total liabilities (including mortgages) at the time of exchange of the Existing Warrants.

(2) "Individual income" means an individual's adjusted gross income, as reported on his or her federal income tax return, less any income attributable to a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income received under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code, and (iv) amounts contributed to an Individual Retirement Account or Keogh retirement plan.

      3.    A director or executive officer of Helix
            BioMedix.                                         -------  -------
                                                              Initial  Initial

      4.    A bank as defined in Section 3 (a) (2) of the
            Securities Act.                                   -------  -------
                                                              Initial  Initial

      5.    A savings and loan association or other
            institution as defined in Section 3(a)(5)(A) of
            the Securities Act, whether acting in its
            individual or fiduciary capacity.                 -------  -------
                                                              Initial  Initial

      6.    A broker or dealer registered pursuant to
            Section 15 of the Securities Exchange Act of
            1934.                                             -------  -------
                                                              Initial  Initial

      7.    An insurance company as defined in Section 2(13)
            of the Securities Act.                            -------  -------
                                                              Initial  Initial

      8.    An investment company registered under the
            Investment Company Act of 1940 or a business
            development company as defined in Section
            2(a)(48) of such act.                             -------  -------
                                                              Initial  Initial

      9.    A Small Business Investment Company licensed by
            the U.S. Small Business Administration under
            Section 301(c) or (d) of the Small Business
            Investment Act of 1958.                           -------  -------
                                                              Initial  Initial

      10.   A plan established and maintained by a state,
            its political subdivisions, or any agency or
            instrumentality of a state or its political
            subdivisions, for the benefit of its employees,
            which plan has total assets in excess of
            $5,000,000.                                       -------  -------
                                                              Initial  Initial

      11.   An employee benefit plan within the meaning of
            the Employee Retirement Income Security Act of
            1974, as amended ("ERISA"), if the decision to
            invest in the Securities is made by a plan
            fiduciary (as defined in Section 3(21) of
            ERISA), which is a bank, savings and loan
            association, insurance company or registered
            investment advisor.                               -------  -------
                                                              Initial  Initial

      12.   An employee benefit plan within the meaning of
            ERISA which has total assets in excess of
            $5,000,000 or, if a self-directed plan, whose
            investment decisions are made solely by persons
            that are accredited investors.                    -------  -------
                                                              Initial  Initial

      13.   A private business development company as
            defined in Section 202(a)(22) of the Investment
            Advisers Act of 1940.                             -------  -------
                                                              Initial  Initial

      14.   An organization described in Section 501(c)(3)
            of the Internal Revenue Code of 1986, as
            amended, a corporation, Massachusetts or similar
            business trust or partnership not formed for the
            specific purpose of acquiring the Securities,
            with total assets in excess of $5,000,000.        -------  -------
                                                              Initial  Initial

      15.   A trust, with total assets in excess of
            $5,000,000, not formed for the specific purpose
            of acquiring the Securities, whose acquisition
            of the Securities is directed by a sophisticated
            person who has such knowledge and experience in
            financial and business matters that he or she is
            capable of evaluating the merits and risks of an
            investment in the Securities.                     -------  -------
                                                              Initial  Initial

      16.   An entity in which each of the equity owners
            meets the requirements of one of the above
            sections.                                         -------  -------
                                                              Initial  Initial

B. RESIDENTS OF MASSACHUSETTS OR CALIFORNIA MUST ALSO INITIAL THE STATEMENT BELOW WHICH APPLIES TO THEM:

            is a Massachusetts resident and this investment
            does not exceed 25% of his or her individual net
            worth, or if married, his or her combined net
            worth with spouse, excluding principal residence
            and home furnishings.                             -------  -------
                                                              Initial  Initial

            is a California resident for whom this
            investment does not exceed 10% of such person's net worth or joint net worth with his or her
            spouse.                                           -------  -------
                                                              Initial  Initial

Greater or additional suitability standards may be imposed by the blue sky laws of the particular state or foreign country in which a holder of Existing Warrants resides.

IN MAKING AN INVESTMENT DECISION, THE UNDERSIGNED UNDERSTANDS THAT THEY MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNDERSIGNED ACKNOWLEDGES THAT THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE OFFERING CIRCULAR OR ANY EXHIBITS THERETO, AND THAT ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNDERSIGNED ACKNOWLEDGES THAT THE SECURITIES MAY NOT BE TRANSFERRED, RESOLD, OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE UNDERSIGNED IS AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The undersigned represents and warrants that the information set forth herein as well as all other information which they are furnishing to the Company with respect to the undersigned's financial condition and business and investment experience is accurate and complete as of the date hereof and the undersigned covenants that, in the event a material change should occur in such information, they will immediately provide the Company with such revised or corrected information.

Dated: _______________, 2005.

______________________________________________    ____________________________
Name of Individual Holder of Existing Warrants    Name, if Entity (Print)
(Print)

______________________________________________    By _________________________
(Signature)                                          (Signature)

______________________________________________    Name _______________________
Name of Joint Holder of Existing                       (Print)
Warrants, if any (Print)

                                                  Title ______________________
______________________________________________          (Print)
(Signature)

                              HELIX BIOMEDIX, INC.

                        REGISTERED HOLDER SIGNATURE PAGE

This Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on warrant instruments being surrendered, by the person authorized to become registered holder(s) by documents transmitted herewith, or by the authorized representative(s) of such person(s).

                    TRANSMITTING WARRANT HOLDER(S) SIGN HERE

                X________________________________________________
                                        -

                X________________________________________________
                                        -
                  Signature(s) of holder(s) of record (must be
                    signed by holder(s) of record exactly as
                       name(s) appear on certificate(s).)

                                      Date:

                  ____________________________________________,
                                      2005

FOR CHANGE IN REGISTRATION, YOU MUST COMPLETE THE FORM W-9 ON PAGE B-11.

                              HELIX BIOMEDIX, INC.

                          SPECIAL MAILING INSTRUCTIONS

FILL IN ONLY IF THE ISSUANCE OR MAILING IS TO BE MADE IN A NAME OR TO AN ADDRESS OTHER THAN THE NAME AND ADDRESS SHOWN ON THE PRECEDING PAGE.
                         (PLEASE TYPE OR PRINT LEGIBLY)

                          SPECIAL ISSUANCE INSTRUCTIONS
                      (MUST GUARANTEE SIGNATURE (SEE BELOW)
                                    ISSUE TO:

Name _________________________________________________________

Address ______________________________________________________

______________________________________________________________
City                       State                     Zip Code

                          SPECIAL MAILING INSTRUCTIONS
                                    MAIL TO:

Name _________________________________________________________

Address ______________________________________________________

______________________________________________________________
City                       State                     Zip Code

                             GUARANTEE OF SIGNATURES
         The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations
           and Credit Unions with membership in an approved SIGNATURE
                GUARANTEE MEDALLION PROGRAM), pursuant to S.E.C.
                                 Rule 17Ad-15.

                ________________________________________________
                                        -
                                     (Firm)

                                       By:
                ________________________________________________
                        (Authorized Signature and Title)

               NOTE: FAILURE TO COMPLETE AND RETURN THE FOLLOWING
              MIGHT RESULT IN BACKUP WITHHOLDING AT CURRENT RATE OF
                    ANY FUTURE DIVIDEND PAYMENTS MADE TO YOU.

SUBSTITUTE         Part 1--Please provide your TIN          Social Security Number
                   in the box at right and certify    or ______________________________
                   by signing and dating below.          Employee Identification Number

                   Part 2 - [ ] Check the box if you are not subject to withholding under the provisions of section 3406 (a) (1) ( C ) of the
                   Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue
                   Service has notified you that you are no longer subject to backup withholding

FORM W-9

                   CERTIFICATION: UNDER PENALTY OF           Part 3--
                   PERJURY, I CERTIFY THAT THE           [ ] Awaiting TIN
                   INFORMATION PROVIDED ON THIS
                   FORM IS TRUE, CORRECT AND
                   COMPLETE.

DEPARTMENT OF
THE TREASURY
INTERNAL
REVENUE
SERVICE

                   SIGNATURE _____________________

PAYER'S REQUEST
FOR TAXPAYER
IDENTIFICATION
NUMBER (TIN)       DATE: _________________________

                                   APPENDIX C
                                     FORM OF
                               2001/2002 WARRANTS

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Warrant No.                                  Date of Issuance:
                                             Date of Expiration:

                              HELIX BIOMEDIX, INC.

                                     WARRANT

      Helix BioMedix, Inc. (the "Company"), for value received, hereby certifies that <<INVESTORSNAME>> <<ACCOUNT_NUMBER>> or his/her/its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, shares of common stock of the Company ("Warrant Stock") at any time from now until the Expiration Date (as defined in Section 6 below), issued at a per share purchase price (the "Purchase Price") equal to the lesser of (i) $1.50 or (ii) if the Company, in a single transaction or a series of related transactions, successfully closes an equity financing on or prior to December 31, 2002 generating proceeds to the Company of at least $1,500,000 (a "Next Equity Financing"), then the per share price paid by investors in that offering. This Warrant is issued pursuant to, and is subject to the terms and conditions of the Note and Warrant Purchase Agreement dated as of May 2001, by and between the Company and the purchasers (the "Purchase Agreement"), as amended upon those terms contained in the Amendment of Terms of the Helix BioMedix, Inc. Bridge Financing dated March 13, 2002, and is issued in conjunction with a 6% Convertible Promissory Note ("Note") bearing a principal amount of <<PURCHASE_PRICE_Written_out>> Dollars (<<PURCHASE_PRICE_>>).

      1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company that number of shares of Warrant Stock as is determined in accordance with this paragraph 1.

            (a) If the Note is repaid or converted on or prior to August 31, 2002, then this Warrant shall be exercisable to purchase that number of shares of Warrant Stock as is equal to thirty-five percent (35%) of the principal amount of the Note divided by the lesser of (i) the price per share paid by investors in the Next Equity Financing or (ii) $1.50 per share.

            (b) If the Note is repaid or converted after August 31, 2002 but on or prior to December 31, 2002, then this Warrant shall be exercisable to purchase that number of shares of Warrant Stock as is equal to forty percent (40%) of the principal amount of the Note divided by the lesser of: (i) the price per share paid by investors in the Next Equity Financing; or (ii) $1.50 per share.

            (c) If the Note is repaid or converted after December 31, 2002, then this Warrant shall be exercisable to purchase that number of shares of Warrant Stock as is equal to forty-five percent (45%) of the principal amount of the Note divided by the lesser of: (i) the price per share paid by investors in an equity financing or series of related equity financings following December 31, 2002 but prior to the expiration of this Warrant, generating gross proceeds to the Company of at least $1.5 million; or (ii) $1.50 per share.

2. Exercise.

            (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Attachment A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

            (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

            (c) Net Issue Exercise. In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Attachment A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula and rounded up to the next whole share:

                                    Y (A - B)
                               X =  ---------
                                        A

         Where X = The number of shares of Warrant Stock to be issued to the Registered Holder.

               Y = The number of shares of Warrant Stock purchasable
                   under this Warrant (at the date of such calculation).

               A = The fair market value of one share of the Company's
                   common stock, as reported on the principal market in which the Company's common stock is traded at the close of business on the date of such calculation.

               B = The Purchase Price (as adjusted to the date of such
                   calculation).

            (d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                  (ii) in case such exercise is in part only, a new Warrant or Warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

      3. Adjustments.

            (a) Redemption or Conversion of Capital Stock. If the Company's common stock is redeemed or converted into other equity securities of the Company ("Conversion Shares"), then this Warrant shall automatically become exercisable for that number of Conversion Shares equal to the number of Conversion Shares that would have been received if this Warrant had been exercised in full and the shares of Equity Securities received thereupon had been simultaneously converted into Conversion Shares immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Warrant Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of Conversion Shares for which this Warrant is exercisable immediately after such redemption or conversion.

            (b) Stock Splits and Dividends. If outstanding shares of the Company's common stock shall be subdivided into a greater number of shares or a dividend in capital stock shall be paid in respect of Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of common stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (c) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

            (d) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth
(i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

            (e) Acknowledgment. In order to avoid doubt, it is acknowledged that the Registered Holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of common stock of the Company issuable upon conversion of the Warrant Stock (if applicable) which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of common stock issuable upon conversion as a result of a dilutive issuance of capital stock (if applicable).

      4. Transfers.

            (a) Unregistered Security. Each Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant and any Warrant Stock issued upon its exercise in the absence of
(i) an effective registration statement under the Securities Act as to this Warrant and such Warrant Stock or qualification of this Warrant and such Warrant Stock pursuant to any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

            (b) Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Attachment B hereto) at the principal office of the Company; provided, however, that this Warrant may not be transferred unless the transferee acquires the right to purchase all shares of Warrant Stock hereunder.

            (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holder of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

            (d) Market Standoff Agreement. In connection with any registered public offering of the Company's securities, and upon request of the Company or the underwriters managing such offering of the Company's securities, Registered Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the such public offering.

      5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

      6. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) <<EXPIRATION_OF_WARRANTS>>, (b) the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this
Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement.

      7. Notices of Certain Transactions. In case:

            (a) the Company shall take a record of the holders of its capital stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

            (d) of any redemption of the preferred stock or mandatory conversion of the preferred stock into common stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of the Company's capital stock are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

      8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      11. Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

      12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

      13. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least 50% of the Warrant Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder; provided, however, that any amendment hereof that would materially adversely affect the Registered Holder in a manner different from the holders of the remaining Warrants issued pursuant to the Purchase Agreement shall also require the consent of Registered Holder.

      14. Headings. The section headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      15. Governing Law. This Warrant and all acts and transactions pursuant thereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                                     COMPANY:

                                     Helix BioMedix, Inc.

                                     By: _____________________________________
                                          R. Stephen Beatty, President and CEO

                                     Address: 22122 20th Avenue S.E.
                                              Bothell, WA  98021
                                              Facsimile Number: (425) 806-2999

                                  ATTACHMENT A

                             PURCHASE/EXERCISE FORM

To: Helix BioMedix, Inc.                                   Dated: ______________

      The undersigned, pursuant to the provisions set forth in the attached Warrant No. ___ hereby irrevocably elects to (a) purchase _________ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for ____________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

      The undersigned acknowledges that he/she has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by his/her signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Purchaser" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock.

                                         Signature: ____________________________

                                         Name (print): _________________________

                                         Title (if applic.): ___________________

                                         Company (if applic.): _________________

                                  ATTACHMENT B
                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Helix BioMedix, Inc. covered thereby set forth below, unto:

NAME OF ASSIGNEE          ADDRESS/FACSIMILE NUMBER            NO. OF SHARES

Dated: ____________________________           Signature: _______________________
                                                        ________________________
                                              Witness: _________________________

                                  APPENDIX C-1
                               2001/2002 WARRANTS

EXISTING WARRANT          NUMBER OF           EXISTING WARRANT           NUMBER OF
     NUMBER        EXISTING WARRANT SHARES         NUMBER         EXISTING WARRANT SHARES
     ------        -----------------------         ------         -----------------------
     127                    4,000                    134                  70,000
     172                    4,000                   138R                  10,800
     171                    4,000                   139R                  13,200
     131                    8,000                    141                  10,000
    182R                    4,000                    118                  12,000
     122                    8,000                    150                   8,000
    137R                   10,000                    169                  20,000
     115                   10,000                    156                  10,000
                           20,000                    170                  10,000
    144R                    8,000                    175                   4,800
     157                    8,000                    163                   8,000
     125                   10,000                    113                  20,000
     104                   10,000                    185                  10,000
     143                   20,000                    164                  20,000
     140                   20,000                    133                  10,000
     142                   20,000                    154                  20,000
     130                   30,000                    112                  20,000
    147R                   10,000                   136R                   4,000
     109                   10,000                    120                   2,000
     174                    2,000                    188                   8,000
     176                   10,000                    187                   4,000
    129R                   10,000                    173                  26,000
     155                    6,000                    161                   4,000
     145                    8,000                    116                   4,000
     102                   40,000                    166                   4,000
     185                    4,200                    165                   4,000
    181R                    4,000                    152                   6,000
     121                   10,000                    123                  10,000
     114                   20,000                    107                   6,000
    178R                   10,000                    128                  20,000
     177                    4,000                    105                  30,000
     167                   10,000                    119                   4,000
     149                   10,000                    159                  20,000
     183                    6,000                    158                  20,000
     108                   10,000                    160                  40,000
     101                   80,000                    146                  10,000
     135                   10,000                    126                  10,000
    168R                    4,000
     117                   14,000
     124                    4,000
     153                    6,000
    180R                    6,000
     186                   10,000
     110                   20,000
     103                  100,000
     162                   14,000

                                     C-1-A

                                   APPENDIX D
                                     FORM OF
                               2003/2003 WARRANTS

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

HOLDER(S):                             WARRANT NUMBER:

                                       NO. OF SHARES FOR WHICH THIS WARRANT IS
                                       INITIALLY EXERCISABLE:

ISSUE DATE:                            TERMINATION DATE:

                                 WARRANT FOR THE
                       PURCHASE OF SHARES OF COMMON STOCK
                                       OF
                              HELIX BIOMEDIX, INC.

      THIS CERTIFIES THAT, for valuable consideration, that the undersigned, together with his or her successors and permitted assigns (the "Holder") is entitled to purchase, subject to the terms set forth below, up to that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $.001 par value per share (the "Common Stock") of Helix BioMedix, Inc., a Delaware corporation (the "Company"), as is equal to sixty-percent (60%) of the number of shares of Common Stock of the Company purchased by the Holder in connection with that certain Subscription Agreement to purchase Common Stock dated [_____] among the Company, the Holder and other parties to such agreement (the "Subscription Agreement").

      1. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

            (a) Term. Subject to the terms hereof, the purchase right represented by this Warrant may be exercised in whole or in part, but not as to a fractional share of Warrant Stock, at any time and from time to time until the close of business on April 17, 2013 the tenth anniversary hereof.

            (b) Number of Shares. The number of shares of Common Stock for which this Warrant is initially exercisable is the amount set forth above the Holder's signature and on page one of this Warrant, which number is subject to adjustment pursuant to Section 2 of this Warrant.

            (c) Purchase Price. The per share purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be equal to one dollar ($1.00) per share (the "Warrant Price").

            (d) Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of a subscription attached hereto, to the Company at its principal offices at 22122 20th Avenue SE, Suite 148, Bothell, WA 98021 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (b) the delivery of the purchase price in an amount equal to the number of shares for which the purchase rights hereunder are being exercised multiplied by the Warrant Price, which amount may be paid by cashier's check payable to the Company's order or by wire transfer to the Company's account. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company together with the purchase price as provided herein or at such later date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

            (e) Exercise by Exchange. In addition to and without limiting the rights of the Holder under the terms hereof, at the Holder's option, and if approved by the Company, this Warrant may be exercised during the term specified under Section 1(a) by being exchanged in whole or in part prior to its expiration for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the Holder hereof on the date of the exercise and (y) the aggregate Warrant Price for such shares in effect at such times. The following formula illustrates how many shares would then be issued upon exercise pursuant to this Section 1(e):

            Let:     FMV   =    Fair market value per share of Common Stock at
                                date of exercise.

                     WP    =    Warrant Price at date of exercise.

                     N     =    Number of shares desired to be exercised.

                     X     =    Number of shares issued upon exercise.

            Therefore:     X    =    (FMV)(N)-(WP)(N)
                                      ----------------
                                            FMV

            Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares of Common Stock and, if a balance of purchasable shares of Common Stock remains after such exercise, the Company shall execute and deliver to the Holder hereof a new warrant for such balance of shares of Common Stock.

            No payment to the Company of any cash or other consideration shall be required from the Holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this Section 1(e). Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder hereof that the exchange pursuant to this section be made, or at such later date as may be specified in such request.

            For the purposes of this Warrant, the "fair market value" of any number of shares of Common Stock shall mean:

                  (i) as long as the Common Stock is traded on the Over-The-Counter Bulletin Board or is traded on Nasdaq or the Nasdaq National Market (or equivalent recognized source of quotations), an amount equal to the average of the high and low reported trading prices of one share of such securities for the three (3) trading days prior to the surrender of this Warrant for exchange in accordance with the terms hereof.

                  (ii)in all other cases, the fair value as determined in good faith by the Board of Directors of the Company and reasonably agreed to by the Holder.

            (f) Issuance of Shares. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (i) a certificate or certificates for the number of duly authorized validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise, and

                  (ii)in case such exercise is in part only, a new warrant or warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided herein.

      2. Certain Adjustments.

            (a) Mergers, Consolidations or Sale of Assets. If at any time after the date hereof while this Warrant remains outstanding and unexpired there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities, cash or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a Holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined reasonably and in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            (b) Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time while this Warrant remains outstanding and unexpired effect or fix a record date for the effectuation of a split or subdivision of the outstanding shares of its Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or warrants, options or other rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

            (c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share purchase price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

            (d) Subsequent Round of Financing. If in a subsequent round of financing of $1,500,000 or more the Company sells either convertible preferred stock with a conversion price for common stock lower than $1.00 per share or common stock at a price less than $1.00 per share, then the number of shares purchased pursuant to the Subscription Agreement and the Warrant Price will be adjusted accordingly based upon the purchase price in the subsequent round of financing.

            (e) Adjustments for Other Distributions. In the event the Company, while this Warrant shall remain outstanding and unexpired, shall declare a distribution payable in securities of the Company (other than Common Stock Equivalents) or other persons, evidences of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights not referred to in subsection 2(b), then, in each such case for the purpose of this subsection 2(d), upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the Holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of securities of the Company entitled to receive such distribution.

            (f) Certificate as to Adjustments. In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate, signed by the Company's principal financial officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder of this Warrant. The Company will furnish or cause to be furnished to such Holder a certificate setting forth:

                  (i) Such adjustments and readjustments;

                  (ii)The purchase price at the time in effect and how it was calculated; and

                  (iii) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

            (g) Notices of Record Date, etc. In the event of:

                  (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of assets of the Company to any other person or any consolidation or merger involving the Company; or

                  (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the Holder of this Warrant at least ten (10) business days prior to the earliest date specified therein, a notice specifying:

                        (1) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                        (2) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon and the time.

      3. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

      4. No Privilege of Stock Ownership. Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 4, however, shall limit the right of the Holder to be provided the notices described in Section 2 hereof, or to participate in distributions described in Section 2 hereof if the Holder exercises this Warrant.

      5. Limitation of Liability. Except as otherwise provided herein, in the absence of affirmative action by the Holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any obligation of such Holder to purchase any securities or any liability of such Holder for the purchase price or as a shareholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company.

      6. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

            (a) Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon such Holder's representation to the Company, which by such Holder's execution of this Warrant such Holder hereby confirms, that the Warrant and Warrant Stock are being acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

            (b) Investment Experience. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. If an entity, the Holder also represents it has not been organized solely for the purpose of acquiring the Warrant or the Warrant Stock.

            (c) Restricted Securities. The Holder understands that the Warrant being issued hereunder and the Warrant Stock to be purchased hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            (d) Legends. It is understood that the certificates evidencing the Warrant Stock may bear a legend substantially in the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "SECURITIES LAWS"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES LAWS (i) UNLESS SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS AND (ii) THE COMPANY, IF IT SO REQUESTS, HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

In addition, the certificates evidencing the Warrant Stock may bear any legend required by the Company's charter documents or the laws of the State of Washington and any other state in which the securities will be issued.

      7. Transfers and Exchanges.

            (a) The Holder may not sell, hypothecate, pledge or otherwise dispose of any interest in the Warrant or the Warrant Stock unless such transfer would not violate any provision of this Section 7.

            (b) Subject to the conditions of this Section 7, upon delivery to the Company of a duly completed and executed Assignment in substantially the form attached hereto, a new warrant shall be issued to the transferee therein named. All new warrants issued in connection with transfers or exchanges shall not require the signature of the new Holder hereof and shall be identical in form and provision to this Warrant except as to the number of shares.

            (c) It shall be a condition to any transfer of this Warrant that the transferee shall be an accredited investor, within the meaning of the Securities Act, and that the Company shall have received, at the time of such transfer or exercise (i) a representation letter, or at the option of the Company, a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and registration requirements of the Securities Act and applicable state securities laws and (ii) a statement in writing from, and signed by, any proposed transferees containing the same representations and warranties as set forth in Section 6 hereof and agreeing to be bound by the provisions of this Section 7, such statement to be in the form of Assignment attached hereto. Notwithstanding the foregoing, as long as the transfer of this Warrant is in compliance with applicable securities laws and there are no significant issues of fact (such as whether or not the Holder is an "affiliate," as such term is defined in Rule 144 of the Securities
Act) or unusual questions of law, the requirement of a representation letter or legal opinion shall not apply to (a) the transfer of this Warrant or any part thereof to a partnership of which the Holder is a partner or to the beneficial owners or affiliates of such partnership, (b) the transfer of this Warrant or any part thereof to beneficial owners, employees or affiliates of the Holder,
(c) bona fide gifts to a member of a Holder's immediate family or trustee for a member of a Holder's immediate family, (d) transfers by will upon the death of a Holder, or (e) transfers pursuant to a divorce or dissolution of the marriage of a Holder.

            (d) Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept by the Company or its transfer agent as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued. Nothing in this
Section 7(d) shall relieve the Holder of his obligations under Section 7(c) hereof.

      8. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the Holder and their respective successors and assigns, subject at all times to the restrictions set forth herein.

      9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it and its counsel of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      10. Saturdays, Sundays, Holiday, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday in the State of Washington, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any such amendment or waiver shall be binding on the parties.

      12. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with the law of the State of Washington, without regard to conflict of law provisions.

      13. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered in person, via facsimile machine, sent by documented overnight delivery service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to any Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President or Chief Financial Officer at its principal offices, provided that the exercise of any Warrant shall be effected in the manner provided in Section 1. Unless otherwise specified in this Warrant, all such notices and other written communications shall be effective (and considered delivered and received for the purposes of this Agreement) (i) if delivered, upon delivery, (ii) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party's facsimile terminal and if not sent during normal business hours, then on the next day,
(iii) if sent by documented overnight delivery service, on the date following the date on which such notice is delivered to such overnight delivery service for mailing, or (iv) if mailed via first-class regular mail, three (3) day after depositing in the U.S. Mail.

      IN WITNESS WHEREOF, the parties have executed this Warrant effective as of the date first written above.

                                   THE COMPANY:

                                   HELIX BIOMEDIX, INC.,
                                   a Delaware corporation

                                   By: ________________________________
                                   Name: R. Stephen Beatty, President and Chief
                                         Executive Officer

                                   Address: 22122 20th Ave. SE, Suite 148
                                            Bothell, WA  98021

                                   Telephone: (425) 402-8400

                                   Facsimile: (425) 806-2999

                                   NUMBER OF SHARES FOR WHICH THIS WARRANT IS
                                   INITIALLY EXERCISABLE: <<WARRANTS>>

                                   HOLDER:

                                   (Signature)
                                   ____________________________________________

                                   (Signature if joint)
                                   ____________________________________________

                                   Title if applicable: ________________________

                                   Address:

                                   Telephone:

                                   Facsimile:

                                   Soc. Sec. No. or Tax ID:

                                  SUBSCRIPTION

Helix BioMedix, Inc.
22122 20th Ave. SE, Suite 148
Bothell, WA  98021

Ladies and Gentlemen:

      The undersigned, ______________________________________hereby elects to purchase, pursuant to the provisions of the Warrant dated
<<Date_Received_Funds>>, held by the undersigned, _____________shares of Common
Stock of Helix BioMedix, Inc., a Delaware corporation, and tenders herewith payment of the purchase price of such shares in full.

      The undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant and accepts such shares subject to the restrictions of the Warrant, copies of which are available from the Secretary of the Company.

Date: ______________               Print Name(s): __________________________

                                   _________________________________________

                                   Signature: __________________________________

                                   Title if applic: ________________________

                                   Signature: __________________________________

                                   Title if applic: ________________________

                                      Address:

                               FORM OF ASSIGNMENT

The undersigned hereby assigns this Warrant to
______________________________________________________

______________________________________________________

______________________________________________________
(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee:

____________________

and irrevocably appoints ___________________ as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him or it.

Date: ______________

Signed:

______________________________________________________

______________________________________________________
(All owners must sign exactly as name(s) appear(s) on the front of this Warrant)

      The undersigned assignee hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant and agrees to be bound by the obligations set forth in the Warrant, copies of which are available from the Secretary of the Company.

Date: ________________            By: ___________________________

                                         Name: ___________________________

                                         Title: __________________________

                                  APPENDIX D-1
                               2002/2003 WARRANTS

WARRANT             NUMBER OF            WARRANT        NUMBER OF
NUMBER              WARRANTS             NUMBER         WARRANTS
------              --------             ------         --------
 200                  6,000                243           30,000
 201                 12,000                244            6,000
 202                  4,500                245            3,000
 203                  6,000                246            6,000
 204                  6,000                247            3,000
 205                 30,000                248            9,000
 206                  6,000                249            7,500
 207                  4,500                250            4,500
208R                  6,000                251            6,000
 209                  6,000                252            9,000
 210                 30,000                253           18,000
 211                 30,000                254            6,000
 213                 12,000                326            6,000
 212                  6,000                255            6,000
 214                 12,000                256           30,000
 215                  6,000                261           15,000
 216                 36,000                262           15,000
 218                 12,000               257-A           7,200
 217                 12,000               257-B           6,000
 219                  6,000               257-C           6,000
 220                  3,000                258              600
 221                 15,000                259              600
 222                  6,000                260              600
 301                 21,000                263            9,000
 223                 15,000                264            9,000
 225                  9,000                265            6,000
 226                  6,000                307           18,000
 227                  1,200                266            6,000
 228                 15,000                267            6,000
 229                  6,000                268           30,000
 234                  7,800                269            6,000
 233                  6,000                270            6,000
 302                  6,000                272            6,000
235R                 24,000                273           15,000
 304                 30,000                271           18,000
 303                 30,000                274           30,000
 236                 18,000                275           15,000
 237                  9,000                276           12,000
 238                 60,000                277            9,000
 239                  6,000                278            9,000
 240                  6,000                279           30,000
 305                 15,000                280           30,000
 241                  6,000               281R            6,000
 242                  6,000                282            6,000
 231                    600                283           12,000
 232                    600                284            6,000
 230                    600                285           30,000

                                     D-1-A

                               2002/2003 WARRANTS

WARRANT        NUMBER OF            WARRANT    NUMBER OF
NUMBER         WARRANTS             NUMBER     WARRANTS
------         --------             ------     --------
 286            12,000                344       30,000
 288             6,000                345        7,500
 289             6,000                346        7,500
 290             6,000               347R        6,000
 291            21,000                348        6,000
 292            30,000                349        6,000
 293           120,000
 294           180,000
 295             6,000
 296            90,000
 297           111,000
 298             6,000
 299            30,000
 300             6,000
 308             6,000
 313             7,200
 309            12,000
 310            15,000
 311             6,000
 312            30,000
 314            15,000
 315             6,000
 317             6,000
 318             9,000
 319            30,000
 320            12,000
 321             6,000
 322             6,000
 323            15,000
 324             6,000
 325             6,000
 327            18,000
 329            12,000
 328            12,000
 330            15,000
 331            18,000
 332             6,000
 333            15,000
 334             6,000
 335             6,000
 336            15,000
 337             6,000
 338            15,000
 339             6,000
 340            12,000
 342            15,000
 341            15,000
 343            30,000

                                     D-1-B

                                   APPENDIX E
                                     FORM OF
                                  2003 WARRANTS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

WARRANT NO.                                           DATE OF ISSUANCE:

NO. OF SHARES FOR WHICH THIS WARRANT IS INITIALLY     EXPIRATION DATE:
EXERCISABLE:

                              HELIX BIOMEDIX, INC.

                          COMMON STOCK PURCHASE WARRANT

      Helix Biomedix, Inc. (the "Company"), for value received, hereby certifies that [___], or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after December 26, 2003 ("Exercise Commencement Date") and on or before the Expiration Date (as defined in Section 6 below), up to [_____] shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"), at a purchase price of $2.25 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share shall be adjusted from time to time pursuant to the provisions of this Warrant and are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

      1. NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company up to [_____] shares of Common Stock, subject to adjustment as set forth herein.

      2. EXERCISE.

            (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check or wire transfer.

            (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

            (c) NET ISSUE EXERCISE. In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula and rounded up to the next whole share:

                                    Y (A - B)
                                X = ---------
                                        A

        Where X =  The number of shares of Warrant Stock to be issued to the
                   Registered Holder.

              Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

              A = The fair market value of one share of the Company's common stock, as reported on the principal market in which the Company's common stock is traded at the close of business on the date of such calculation.

              B = The Purchase Price (as adjusted to the date of such calculation).

            (d) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 15 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above.

      3. ADJUSTMENTS.

            (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

            (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 3(a) or (b) above.

      (d) In order to avoid doubt, it is acknowledged that the Registered Holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock which occur prior to the exercise of this Warrant.

      4. TRANSFERS.

            (a) Each Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

            (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            (c) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

      5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

      6. TERMINATION. Except to the extent earlier exercised or redeemed in accordance herewith, this Warrant (and the right to purchase securities upon exercise hereof) shall terminate and expire on October 31, 2006 (the "Expiration Date").

      7. NOTICES OF CERTAIN TRANSACTIONS. In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution of right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversation) are to be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

      8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      12. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed (a) if to the Registered Holder, to the address or facsimile number of the Registered Holder most recently furnished in writing to the Company and
(b) if to the Company, to the address or facsimile number set forth below or subsequently modified by written notice to the Registered Holder.

      13. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

      14. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's board of Directors.

      15. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

      16. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      17. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

                                    HELIX BIOMEDIX, INC.

                                    By: _______________________________
                                        R. Stephen Beatty, President and CEO

                                        Address: Helix Biomedix, Inc.
                                        Attn: President
                                        22122 20th Avenue S.E., Suite 148
                                        Bothell, WA, 98021

                                    EXHIBIT A

                              NOTICE OF EXERCISE OF
                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                              HELIX BIOMEDIX, INC.

Date:

Name:

Address:

Helix BioMedix, Inc.
Attn: President
22122 20th Avenue S.E., Suite 148
Bothell, WA, 98021

Re: Exercise of Warrant

Ladies and Gentlemen:

      Subject to the acceptance hereof by Helix BioMedix, Inc. (the "Company"), the undersigned hereby gives notice of election to exercise a Warrant to (a) purchase _________ shares of Common Stock of the Company, $0.001 par value per share ("Common Stock"), pursuant to the Common Stock Purchase Warrant (the "Warrant") dated as of December 1, 2003, or (b) exercise such Warrant for _________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant. The effective time of the purchase shall be as provided in Section 2(b) of the Warrant (the "Date of Exercise").

      On the Date of Exercise, the undersigned has delivered to you [ ] a check payable to the Company or [_] by wire transfer [CHECK ONE BOX ONLY], in the total amount of $__________ , representing the full Purchase Price of said shares or has elected a Net Issue Exercise.

      As soon as the stock certificate is registered in the name of the undersigned, please deliver it to the undersigned at the above address.

      If the Common Stock being acquired is not registered for issuance and resale pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby represents, warrants, covenants, and agrees with the Company as follows:

      The shares of the Common Stock being acquired by the undersigned will be acquired for its own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor is the undersigned aware of the existence of any distribution of the Common Stock;

      The undersigned is not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

      The Common Stock was not offered to the undersigned by means of publicly disseminated advertisements or sales literature, nor is the undersigned aware of any offers made to other persons by such means;

      The undersigned is able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of the investment therein;

      The undersigned understands and agrees that the Common Stock will be issued and sold to the undersigned without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act and the rules and regulations promulgated thereunder;

      The Common Stock cannot be offered for sale, sold or transferred by the undersigned other than pursuant to: (A) an effective registration under the Securities Act or in a transaction otherwise in compliance with the Securities Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdiction. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

      The undersigned has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. The undersigned has examined the documents as desired and is familiar with the business and affairs of the Company. The undersigned realizes that the purchase of the Common Stock is a speculative investment and that any possible profit there from is uncertain;

      The undersigned has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The undersigned has received all information and data with respect to the Company which has been requested and which the undersigned has deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

      The undersigned has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and is able to bear the economic risk of such purchase; and

      The agreements, representations, warranties and covenants made by the undersigned herein extend to and apply to all the Common Stock of the Company issued pursuant to the Warrant. Acceptance of the certificate representing such Common Stock shall constitute a confirmation by the undersigned that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

      The undersigned acknowledges that the certificates representing the shares being purchased hereby in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and agrees that a legend to that effect may be placed on any certificate which may be issued as a substitute for the certificates being acquired in accordance with this notice. Capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Warrant.

                                        Very truly yours,

                                        REGISTERED HOLDER:

                                  APPENDIX E-1
                                  2003 WARRANTS

 WARRANT        NUMBER OF
  NUMBER        WARRANTS
--------        ---------
  CS-45           15,000
  CS-52           37,500
CS-35.2           25,000
  CS-13           25,000
CS-35.6           25,000
  CS-1            25,000
  CS-58           37,500
  CS-21           25,000
  CS-3            75,000
  CS-2            25,000
CS-35.1           25,000
   CS-4          150,000
  CS-7.1          12,500
  CS-34           15,000
  CS-33           27,100
  CS-30           50,000
  CS-14           75,000
  CS-4            37,500
CS-35.5           25,000
  CS-57           15,000
  CS-12           30,000
 CS-35.4          25,000
  CS-38           15,000
   CS-8          150,000
CS-35.3           25,000
  CS-53           37,500
  CS-7.2           6,250
  CS-49          150,000
  CS-29           25,000
  CS-18           30,000
   CS-6           50,000
  CS-54           75,000
  CS-17           36,000
  CS-32          450,000
  CS-7.3           6,250
  CS-44           40,000
  CS-31          150,000
  CS-15           50,000
  CS-16           25,000
  CS-20           25,000
  CS-29           50,000
  CS-10           75,000
   CS-9           25,000
  CS-22           25,000
  CS-39           15,000
   CS-5           35,000
  CS-46           15,000
  CS-23           25,000

                                      E-1-A

                                   APPENDIX F
                                  2004 WARRANTS

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

HOLDER(S):        WARRANT NUMBER:

                  NO. OF SHARES FOR WHICH THIS WARRANT IS INITIALLY EXERCISABLE:

ISSUE DATE:       TERMINATION DATE:

                                 WARRANT FOR THE
                       PURCHASE OF SHARES OF COMMON STOCK
                                       OF
                              HELIX BIOMEDIX, INC.

      THIS CERTIFIES THAT, for valuable consideration, that the undersigned, together with (his/her/its) successors and permitted assigns (the "Holder") is entitled to purchase, subject to the terms set forth below, up to (WARRANTS) shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $0.001 par value per share (the "Common Stock") of Helix BioMedix, Inc., a Delaware corporation (the "Company").

      1. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

            (f) Term. Subject to the terms hereof, the purchase right represented by this Warrant may be exercised in whole or in part, but not as to a fractional share of Warrant Stock, at any time and from time to time until the close of business on the fifth anniversary hereof.

            (g) Number of Shares. The number of shares of Common Stock for which this Warrant is initially exercisable is the amount set forth above the Holder's signature and on page one of this Warrant, which number is subject to adjustment pursuant to Section 2 of this Warrant.

            (h) Purchase Price. The per share purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be equal to two dollars ($2.00) per share (the "Warrant Price").

            (i) Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of a subscription attached hereto, to the Company at its principal offices at 22122 20th Avenue SE, Suite 148, Bothell, WA 98021 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (b) the delivery of the purchase price in an amount equal to the number of shares for which the purchase rights hereunder are being exercised multiplied by the Warrant Price, which amount may be paid by cashier's check payable to the Company's order or by wire transfer to the Company's account. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company together with the purchase price as provided herein or at such later date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

            (j) Exercise by Exchange. In addition to and without limiting the rights of the Holder under the terms hereof, at the Holder's option, and if approved by the Company, this Warrant may be exercised during the term specified under Section 1(a) by being exchanged in whole or in part prior to its expiration for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the Holder hereof on the date of the exercise and (y) the aggregate Warrant Price for such shares in effect at such times. The following formula illustrates how many shares would then be issued upon exercise pursuant to this Section 1(e):

           Let:   FMV = Fair market value per share of Common Stock at
                        date of exercise.

                  WP  = Warrant Price at date of exercise.

                  N   = Number of shares desired to be exercised.

                  X   = Number of shares issued upon exercise.

          Therefore:  X =  (FMV)(N)-(WP)(N)
                           ----------------
                                 FMV

            Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by such designated number of shares of Common Stock and, if a balance of purchasable shares of Common Stock remains after such exercise, the Company shall execute and deliver to the Holder hereof a new warrant for such balance of shares of Common Stock.

            No payment to the Company of any cash or other consideration shall be required from the Holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this Section 1(e). Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder hereof that the exchange pursuant to this section be made, or at such later date as may be specified in such request.

            For the purposes of this Warrant, the "fair market value" of any number of shares of Common Stock shall mean:

                  (i) as long as the Common Stock is traded on the Over-The-Counter Bulletin Board or is traded on the American Stock Exchange (or equivalent recognized source of quotations), an amount equal to the average of the high and low reported trading prices of one share of such securities for the three (3) trading days prior to the surrender of this Warrant for exchange in accordance with the terms hereof.

                  (ii) in all other cases, the fair value as determined in good faith by the Board of Directors of the Company and reasonably agreed to by the Holder.

            (f) Issuance of Shares. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (i) a certificate or certificates for the number of duly authorized validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise, and

                  (ii) in case such exercise is in part only, a new warrant or warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided herein.

      2. Certain Adjustments.

            (a) Mergers, Consolidations or Sale of Assets. If at any time after the date hereof while this Warrant remains outstanding and unexpired there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities, cash or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a Holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined reasonably and in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            (b) Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time while this Warrant remains outstanding and unexpired effect or fix a record date for the effectuation of a split or subdivision of the outstanding shares of its Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or warrants, options or other rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

            (c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share purchase price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

            (d) Certificate as to Adjustments. In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate, signed by the Company's principal financial officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder of this Warrant. The Company will furnish or cause to be furnished to such Holder a certificate setting forth:

                  (i) Such adjustments and readjustments;

                  (ii) The purchase price at the time in effect and how it was calculated; and

                  (iii) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

            (e) Notices of Record Date, etc. In the event of:

                  (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of assets of the Company to any other person or any consolidation or merger involving the Company; or

                  (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the Holder of this Warrant at least ten (10) business days prior to the earliest date specified therein, a notice specifying:

                        (1) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                        (2) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon and the time.

      3. Fractional Shares. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

      4. No Privilege of Stock Ownership. Prior to the exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 4, however, shall limit the right of the Holder to be provided the notices described in Section 2 hereof, or to participate in distributions described in Section 2 hereof if the Holder exercises this Warrant.

      5. Limitation of Liability. Except as otherwise provided herein, in the absence of affirmative action by the Holder hereof to purchase the Warrant Stock, no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any obligation of such Holder to purchase any securities or any liability of such Holder for the purchase price or as a shareholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company.

      6. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

            (e) Purchase Entirely for Own Account. This Warrant is made with the Holder in reliance upon such Holder's representation to the Company, which by such Holder's execution of this Warrant such Holder hereby confirms, that the Warrant and Warrant Stock are being acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

            (f) Investment Experience. The Holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. If an entity, the Holder also represents it has not been organized solely for the purpose of acquiring the Warrant or the Warrant Stock.

            (g) Restricted Securities. The Holder understands that the Warrant being issued hereunder and the Warrant Stock to be purchased hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            (h) Legends. It is understood that the certificates evidencing the Warrant Stock may bear a legend substantially in the following form:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "SECURITIES LAWS"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES LAWS (i) UNLESS SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS AND (ii) THE COMPANY, IF IT SO REQUESTS, HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

In addition, the certificates evidencing the Warrant Stock may bear any legend required by the Company's charter documents or the laws of the State of Washington and any other state in which the securities will be issued.

      7. Transfers and Exchanges.

            (e) The Holder may not sell, hypothecate, pledge or otherwise dispose of any interest in the Warrant or the Warrant Stock unless such transfer would not violate any provision of this Section 7.

            (f) Subject to the conditions of this Section 7, upon delivery to the Company of a duly completed and executed Assignment in substantially the form attached hereto, a new warrant shall be issued to the transferee therein named. All new warrants issued in connection with transfers or exchanges shall not require the signature of the new Holder hereof and shall be identical in form and provision to this Warrant except as to the number of shares.

            (g) It shall be a condition to any transfer of this Warrant that the transferee shall be an accredited investor, within the meaning of the Securities Act, and that the Company shall have received, at the time of such transfer or exercise (i) a representation letter, or at the option of the Company, a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the prospectus and registration requirements of the Securities Act and applicable state securities laws and (ii) a statement in writing from, and signed by, any proposed transferees containing the same representations and warranties as set forth in Section 6 hereof and agreeing to be bound by the provisions of this Section 7, such statement to be in the form of Assignment attached hereto. Notwithstanding the foregoing, as long as the transfer of this Warrant is in compliance with applicable securities laws and there are no significant issues of fact (such as whether or not the Holder is an "affiliate," as such term is defined in Rule 144 of the Securities
Act) or unusual questions of law, the requirement of a representation letter or legal opinion shall not apply to (a) the transfer of this Warrant or any part thereof to a partnership of which the Holder is a partner or to the beneficial owners or affiliates of such partnership, (b) the transfer of this Warrant or any part thereof to beneficial owners, employees or affiliates of the Holder,
(c) bona fide gifts to a member of a Holder's immediate family or trustee for a member of a Holder's immediate family, (d) transfers by will upon the death of a Holder, or (e) transfers pursuant to a divorce or dissolution of the marriage of a Holder.

            (h) Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept by the Company or its transfer agent as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued. Nothing in this
Section 7(d) shall relieve the Holder of his obligations under Section 7(c) hereof.

      8. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the Holder and their respective successors and assigns, subject at all times to the restrictions set forth herein.

      9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it and its counsel of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      10. Saturdays, Sundays, Holiday, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday in the State of Washington, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any such amendment or waiver shall be binding on the parties.

      12. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with the law of the State of Washington, without regard to conflict of law provisions.

      13. Notices. All notices and other communications under this Warrant shall be in writing and shall be delivered in person, via facsimile machine, sent by documented overnight delivery service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to any Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its President or Chief Financial Officer at its principal offices, provided that the exercise of any Warrant shall be effected in the manner provided in Section 1. Unless otherwise specified in this Warrant, all such notices and other written communications shall be effective (and considered delivered and received for the purposes of this Agreement) (i) if delivered, upon delivery, (ii) if by facsimile machine during normal business hours upon transmission with confirmation of receipt by the receiving party's facsimile terminal and if not sent during normal business hours, then on the next day, (iii) if sent by documented overnight delivery service, on the date following the date on which such notice is delivered to such overnight delivery service for mailing, or (iv) if mailed via first-class regular mail, three (3) day after depositing in the U.S. Mail.

      IN WITNESS WHEREOF, the parties have executed this Warrant effective as of the date first written above.

                                   THE COMPANY:

                                   HELIX BIOMEDIX, INC.,
                                   a Delaware corporation

                                   By: ________________________________
                                   Name: R. Stephen Beatty, President and Chief
                                   Executive Officer

                                   Address: 22122 20th Ave. SE, Suite 148
                                            Bothell, WA  98021

                                   Telephone: (425) 402-8400

                                   Facsimile: (425) 806-2999

                                   NUMBER OF SHARES FOR WHICH THIS WARRANT IS
                                   INITIALLY EXERCISABLE: (WARRANTS)

                                   HOLDER:

                                   (First)(Last)(Investor)

                                   (Signature)
                                    ____________________________________________

                                   (Signature if joint)
                                    ____________________________________________

                                   Title if applicable: ________________________

                                   Address: _________________________________

                                   Facsimile: ______________________________

                                   Soc. Sec. No. or Tax ID: ___________________

                                  SUBSCRIPTION

Helix BioMedix, Inc.
22122 20th Ave. SE, Suite 148
Bothell, WA  98021

Ladies and Gentlemen:

      The undersigned, ______________________________________hereby elects to purchase, pursuant to the provisions of the Warrant dated _____________________, held by the undersigned, _____________shares of Common Stock of Helix BioMedix, Inc., a Delaware corporation, and tenders herewith payment of the purchase price of such shares in full.

      The undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant and accepts such shares subject to the restrictions of the Warrant, copies of which are available from the Secretary of the Company.

Date: ______________               Print Name(s): ____________________________

                                   ___________________________________________

                                   Signature: _______________________________

                                   Title if applic: _________________________

                                   Signature: _______________________________

                                   Title if applic:__________________________

                                              Address:

                               FORM OF ASSIGNMENT

The undersigned hereby assigns this Warrant to

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________
     (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee:

___________________________________

and irrevocably appoints ___________________ as agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him or it.

Date: ______________

Signed:

__________________________________________________________________

__________________________________________________________________
      (All owners must sign exactly as name(s) appear(s) on the front of this Warrant)

      The undersigned assignee hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant and agrees to be bound by the obligations set forth in the Warrant, copies of which are available from the Secretary of the Company.

Date:  ___________________     By: __________________________________

                                   Name: ________________________________

                                   Title: _______________________________

                                  APPENDIX F-1
                                  2004 WARRANTS

WARRANT        NUMBER OF
NUMBER         WARRANTS
------         --------
 W404           78,750
 W400            8,750
 W419            4,375
 W407            1,750
 W420           17,500
 W408            7,000
 W409            1,400
 W401            8,750
 W421            3,500
 W410            1,750
 W422            1,750
 W429            4,375
 W402           17,500
 W423            8,750
 W424            3,500
 W425            5,250
 W411            4,200
 W412           17,500
 W413              350
 W414            7,000
 W415            4,200
 W416            1,750
 W403           52,500
 W426            3,500
 W417            8,750
 W427            8,750
 W428            2,625
 W430            8,750
 W431            3,500
 W432            3,500
 W433            3,500
 W434           35,000
 W435           17,500
 W405            8,750
 W418           17,500
 W406           17,500
 W436            8,750
 W437            4,375

                                      F-1-A

                                   APPENDIX G

                              HELIX BIOMEDIX, INC.
                                2004 FORM 10-KSB

                                   APPENDIX H

                              HELIX BIOMEDIX, INC.
                         2005 DEFINITIVE PROXY STATEMENT

                              HELIX BIOMEDIX, INC.

                  The exchange agent for the exchange offer is:

                  U.S. STOCK TRANSFER CORPORATION
                  1745 Gardena Avenue
                  Suite 200
                  Glendale, CA 91204
                  Attention:
                  Telephone: (818) 502-1404

              The information agent for the exchange offer is:

                  CAMERON ASSOCIATES
                  Alison Ziegler
                  Ray Catroppa
                  1370 Avenue of the Americas
                  Suite 902
                  New York, NY 10019
                  (212) 245-8800